UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14a Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Star Equity Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2023
To the Stockholders of Star Equity Holdings, Inc.:
You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Star Equity Holdings, Inc. (the “Company”) on June 21, 2023. We will hold the meeting at 11:00 a.m. Eastern Daylight Time at our offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870.
In connection with the Annual Meeting, we have prepared a proxy statement (the “Proxy Statement”) setting out detailed information about the matters that will be covered at the meeting. We will mail our Proxy Statement, along with a proxy card, on or about [•], 2023 to our stockholders of record as of the close of business on April 21, 2023. These materials and our Annual Report on Form 10-K for the year ended December 31, 2022 are also available electronically at our corporate website at www.starequity.com.
Our Board of Directors has fixed the close of business on April 21, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment(s), postponement(s) or other delay(s) thereof. Voting on the matters to be considered at the Annual Meeting can be done (1) by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or (2) in person by ballot at the Annual Meeting. Important information about attending the Annual Meeting in person is included in the Proxy Statement.

The Annual Meeting will be held for the following purposes:
1.To elect six directors, to serve until the Company’s 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of our independent auditors;
3.To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers;
4.To conduct an advisory (non-binding) vote to determine the frequency of future stockholder votes on executive officer compensation;
5.To approve amendments to the Company’s 2018 Incentive Plan, as amended (the “2018 Incentive Plan”), to increase the number of shares of the Company’s common stock issuable under the 2018 Incentive Plan from 800,000 shares (plus certain shares available under prior plans) to 1,100,000 shares;
6.To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
7.To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or other delay(s) thereof.
Your vote is extremely important. Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. Using a proxy card to submit your vote now will not prevent you from attending or voting in person by ballot at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
InvestorCom LLC
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300
Your vote is extremely important, regardless of how many or how few shares you own. The Board of Directors urges you to vote your shares to elect its nominees. Whether or not you plan to attend the Annual Meeting in person, please use the enclosed proxy card to ensure that your vote is counted. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

Sincerely,

Jeffrey E. Eberwein Executive Chairman of the Board of Directors
Old Greenwich, Connecticut
[•], 2023

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 21, 2023
TABLE OF CONTENTS

PROXY STATEMENT	4
Who May Vote	4
Voting Requirements	4
The Board of Directors’ Voting Recommendations	5
How to Vote	5
If You Plan to Attend the Annual Meeting	5
Revoking a Proxy	6
How We Solicit Proxies	6
If You Receive More Than One Proxy Card	6
Important Notice Regarding the Availability of Proxy Materials for the Star Equity Holdings, Inc. 2023 Annual Meeting of Stockholders Meeting to be Held on June 21, 2023	6
If You Have Any Questions	6
CORPORATE GOVERNANCE AND ETHICS	6
Composition of the Board of Directors	7
Director Nomination Process	7
Board Leadership Structure	8
Board Meeting Attendance	8
Director Independence	9
Director Attendance at Annual Meeting	9
Board Self-Assessments	9
Committees of the Board of Directors	9
The Board of Directors’ Role in Risk Oversight	10
Communications with our Board of Directors	10
Code of Business Conduct and Ethics	11
Corporate Governance Documents Available Online	11
Non-Employee Director Stock Ownership Policy	11
Hedging Policy	11
Director Term Limits	11
Committee Rotation Policy	12
Executive Officers	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
PROPOSAL 1: ELECTION OF DIRECTORS	14
Nominees for Election to the Board of Directors	14
Information about the Company’s Director Nominees	14
AUDIT COMMITTEE REPORT	18
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	19
Principal Accounting Fees	20
Types of Fees Explained	21

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
_____________________________________
PROXY STATEMENT
The Board of Directors of Star Equity Holdings, Inc., a Delaware corporation (referred to in this Proxy Statement as “Star Equity,” “the Company,” “we”, “our” or “us”), is soliciting proxies from our stockholders in connection with our 2023 Annual Meeting of Stockholders to be held on Wednesday, June 21, 2023 and at any adjournment(s), postponement(s) or other delay(s) thereof (the “Annual Meeting”). We will hold the meeting at 11:00 a.m. Eastern Daylight Time at our offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870.
The accompanying proxy is solicited by the Board of Directors and is revocable by the stockholder at any time before it is voted. This Proxy Statement is being mailed to stockholders of the Company on or about [•], 2023 and is accompanied by the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2022 (the “2022 Annual Report”).
Who May Vote
Only holders of common stock, par value $0.0001 per share, of the Company (“common stock”) outstanding as of the close of business on April 21, 2023 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 15,133,219 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.
Voting Requirements
The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions and broker non-votes, if any, count as present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a bank, broker, or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
The vote requirement for each matter is as follows:
•Proposal 1 (Election of Directors) — Directors are elected by a plurality of the votes cast, and the six nominees who receive the greatest number of favorable votes cast in the election of directors will be elected as directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
•Proposal 2 (Ratification of Appointment of Independent Auditors) — The ratification of the appointment of our independent auditors requires the favorable vote of the holders of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote thereon.
•Proposal 3 (Advisory (Non-Binding) Stockholder Approval of Named Executive Officer Compensation) — The advisory (non-binding) approval of the compensation of the Company’s named executive officers requires the favorable vote of the holders of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote thereon.
•Proposal 4 (Advisory (Non-Binding) - Stockholder Approval of the Frequency of Future Stockholder Votes on Executive Officer Compensation) — With respect to the advisory (non-binding) approval of the frequency of future stockholder votes on executive officer compensation, the alternative (every 1 Year, 2 Years or 3 Years) receiving the highest number of votes cast in person or by proxy will be considered the frequency recommended by our stockholders.
•Proposal 5 (Approval of Amendments to the Company’s 2018 Incentive Plan) — The approval of amendments to the Company’s 2018 Incentive Plan, as amended (the “2018 Incentive Plan”), to increase the number of shares of the Company’s common stock issuable under the 2018 Incentive Plan from 800,000 shares (plus certain shares available under prior plans) to 1,100,000 shares (plus certain shares available under prior plans) (the “2018 Incentive Plan Amendments”), requires the favorable vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and entitled to vote thereon.

•Proposal 6 (Approval of the Reverse Stock Split Proposal) — The approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”) requires the favorable vote of the holders of a majority of our outstanding shares of common stock entitled to vote.

With respect to the election of directors (Proposal 1) and the advisory (non-binding) stockholder approval of the frequency of future stockholder votes on executive officer compensation (Proposal 4), abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of our independent auditors (Proposal 2), the advisory (non-binding) stockholder approval of named executive officer compensation (Proposal 3) and the approval of the 2018 Incentive Plan Amendments (Proposal 5), abstentions will have the same effect as a vote against such proposals, and broker non-votes on Proposal 3 and Proposal 5, if any, will be disregarded and have no effect on the outcome of the vote. As Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, broker non-votes are unlikely to result from Proposal 2. With respect to the approval of the Reverse Stock Split Proposal (Proposal 6), abstentions and broker non-votes will have the same effect as voting against such proposal.
The Board of Directors’ Voting Recommendations
The Board of Directors recommends that you vote your shares “FOR” each of the Board of Directors’ six nominees that are standing for election to the Board of Directors (Proposal 1); “FOR” the ratification of the appointment of our independent auditors (Proposal 2); “FOR” the advisory (non-binding) stockholder approval of the compensation of the Company’s named executive officers (Proposal 3); “FOR” the “1 YEAR” option for the frequency of future stockholder votes on executive officer compensation (Proposal 4); “FOR” the approval of the 2018 Incentive Plan Amendments (Proposal 5); and “FOR” the approval of the Reverse Stock Split Proposal (Proposal 6).
How to Vote
If you are a stockholder of record as of the Record Date, you may vote (1) by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or (2) in person by ballot at the Annual Meeting. If you hold your shares of common stock in a brokerage account or by a bank or other nominee, you must follow the voting procedures provided by your broker, bank or other nominee, which instructions will be included with your proxy materials.
Giving us your proxy means you authorize the Board of Directors’ designated proxy holders (who are identified on the enclosed proxy card) to vote your shares at the Annual Meeting in the manner that you have indicated and in their best judgment on such other matters that may properly come before the Annual Meeting. If you sign, date and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the Board of Directors’ six nominees that are standing for election to the Board of Directors (Proposal 1); “FOR” the ratification of the appointment of our independent auditors (Proposal 2); “FOR” the advisory (non-binding) stockholder approval of the compensation of the Company’s named executive officers (Proposal 3); “FOR” the “1 YEAR” option for the frequency of future stockholder votes on executive officer compensation (Proposal 4); “FOR” the approval of the 2018 Incentive Plan Amendments (Proposal 5); and “FOR” the approval of the Reverse Stock Split Proposal (Proposal 6).
If You Plan to Attend the Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders and the Company’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding shares of common stock in brokerage accounts or through a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Hannah Bible, the Company’s Chief Legal Officer, at (800) 947-6134 for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the Annual Meeting. If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.

Revoking a Proxy
You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary in writing at 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.
How We Solicit Proxies
We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement and any additional materials furnished to our stockholders. We have retained InvestorCom LLC to assist us in the solicitation of proxies, as described in “General - Cost of Solicitation” below. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, internet, and personal solicitation by our directors, officers, or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. Fees paid to InvestorCom LLC are described in “General - Cost of Solicitation” below.
If You Receive More Than One Proxy Card
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please vote using a proxy card for each account that you own. It is important that you vote all of your shares.
Important Notice Regarding the Availability of Proxy Materials for the Star Equity Holdings, Inc. 2023 Annual Meeting of Stockholders to be Held on June 21, 2023
The Proxy Statement, our form of proxy card, and our 2022 Annual Report are available to stockholders at http://www.icommaterials.com/STRR
If You Have Any Questions
If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
InvestorCom LLC
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300

CORPORATE GOVERNANCE AND ETHICS
Composition of the Board of Directors
The current number of directors on our Board of Directors is six. Under our bylaws, the number of directors on our Board of Directors will not be less than five, nor more than nine. The number of directors may be increased or decreased by resolution of the Board of Directors.
Director Nomination Process
Director Qualifications
In evaluating director nominees, the Corporate Governance Committee of our Board of Directors (the “Corporate Governance Committee”) considers the appropriate size of the Board of Directors, as well as the qualities and skills of individual candidates. Factors considered include the following:
•A history illustrating personal and professional integrity and ethics;
•Independence;
•Successful business management experience;
•Public company experience, as an officer or board member;
•Experience in industries related to the current and anticipated future business of the Company; and
•Educational background.
The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings the Company a diversity of perspectives and skills derived from the factors considered above. The Corporate Governance Committee also considers candidates with relevant non-business experience and training.
Our Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Corporate Governance Committee considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. Our Board of Directors also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity; however, our Board of Directors and the Corporate Governance Committee believe that it is essential that the directors represent diverse viewpoints. In considering candidates for our Board of Directors, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.
Other than the foregoing background factors that are considered in selecting director candidates, there are no stated minimum qualifications for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of Star Equity and our stockholders. The Corporate Governance Committee does believe it appropriate for at least one, and preferably several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that a majority of the members of our Board of Directors meet the definition of an “independent director” under the listing standards of the NASDAQ Stock Market (“Nasdaq”). At this time, the Corporate Governance Committee also believes it appropriate for our principal executive officer to serve as a member of our Board of Directors.

Identification and Evaluation of Nominees for Directors
The Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue their service on the Board of Directors. Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for board service on the Board of Directors and who are willing to continue their service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining new perspectives. If any member of our Board of Directors does not wish to continue his or her service or if our Board of Directors decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Corporate Governance Committee generally polls our Board of Directors and members of management for their recommendations regarding potential new nominees. The Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from our stockholders, industry experts, or analysts. The Corporate Governance Committee reviews the qualifications, experience, and background of the candidates.
Final candidates are interviewed by some or all of our independent directors and our Executive Chairman. In making its determinations, the Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best attain success for Star Equity and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to our Board of Directors. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify board candidates. The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.
The Corporate Governance Committee does not have a formal policy regarding consideration of director candidate recommendations from our stockholders. Any recommendations received from stockholders have been and will continue to be evaluated in the same manner as potential nominees suggested by members of our Board of Directors or management. Stockholders wishing to suggest a candidate for director should write to our Corporate Secretary at our corporate headquarters. In order for us to effectively consider a recommendation for a nominee for a director position, stockholders must provide the following information in writing: (i) the stockholder’s name and address, as they appear in the Company’s books; (ii) the class and number of shares beneficially owned by the stockholder; (iii) a statement that the stockholder is proposing a candidate for consideration as a director nominee to the Corporate Governance Committee; (iv) the name, age, business address, and residence address of the candidate; (v) a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such candidate’s written consent to being named in the Proxy Statement, if any, as a nominee and to serving as a director if elected). In order to give the Corporate Governance Committee sufficient time to evaluate a recommended candidate, any such recommendation should be received by our Corporate Secretary at our corporate headquarters not later than the 120th calendar day before the one year anniversary of the date our Proxy Statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.
Board Leadership Structure
Jeffrey E. Eberwein is currently the Executive Chairman of our Board of Directors and Richard K. Coleman, Jr. is currently our Chief Executive Officer and a member of our Board of Directors. Mitchell I. Quain serves as our Lead Independent Director. Messrs. Eberwein and Coleman have held leadership positions with investment firms and/or public companies and bring to Star Equity outside experience and expertise. Messrs. Eberwein and Coleman also have educational backgrounds in business. Messrs. Eberwein and Coleman have each been named by the Corporate Governance Committee as a nominee for re-election to our Board of Directors at the Annual Meeting. The Board of Directors believes that the current leadership structure is appropriate because the role of Executive Chairman of the Board of Directors provides overall leadership and facilitates consistent and effective communication with operating company management teams, stockholders, clients, employees and with the independent directors, while the role of Chief Executive Officer is able to provide extensive day-to-day oversight of the Company’s business operations.
Board Meeting Attendance
Our Board of Directors held 20 in-person or telephonic meetings during 2022. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and of the total number of meetings of committees of our Board of Directors on which he served.

Director Independence
Our Board of Directors has determined that each of the director nominees standing for election, except Messrs. Eberwein and Coleman, are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). In determining the independence of our directors, the Board of Directors considered all transactions in which the Company and any director had any interest, including those discussed under “Related Person Transactions and Delinquent Section 16(a) Reports” below. The independent directors meet as often as necessary to fulfill their responsibilities, including meeting at least twice annually in executive session without the presence of non-independent directors and management.
Director Attendance at the Annual Meeting
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meeting, we encourage all of our directors to attend. All of our directors attended last year’s annual meeting, either in-person or telephonically.
Board Self-Assessments
Our Board of Directors conducts annual self-evaluations to determine whether it and its committees are functioning effectively. The full Board of Directors reviews the results of the assessments and identifies areas for continued improvement. Our Board of Directors also develops and communicates to management any proposals for improving board functions.
Committees of the Board of Directors
Our Board of Directors currently has three standing committees. The current members of our committees are identified below:

Committees

Director	Audit		Compensation		Corporate Governance
John W. Gildea	X		X		X
Michael A. Cunnion	X		X	(Chair)	X
John W. Sayward	X	(Chair)	X
Mitchell I. Quain					X	(Chair)
Audit Committee. The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Exchange Act (the “Audit Committee”), consists of Messrs. Gildea, Cunnion, and Sayward, with Mr. Sayward serving as chairman. The Audit Committee held six meetings during 2022. All members of the Audit Committee (i) are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements. Mr. Sayward qualifies as an “audit committee financial expert” as defined in the rules and regulations established by the SEC. The Audit Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•Meeting with our independent registered public accounting firm and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;
•Recommending to our Board of Directors the engagement of our independent registered public accounting firm;
•Reviewing our quarterly and audited consolidated financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and
•Reviewing our financial plans and reporting recommendations to our full Board of Directors for approval and to authorize action.
Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of Messrs. Cunnion, Sayward, and Gildea with Mr. Cunnion serving as chairman. The Compensation Committee held five meetings during 2022. All members of the Compensation Committee are independent, as determined under the various Nasdaq, SEC and Internal Revenue Service qualification requirements. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;
•Establishing appropriate incentives for officers, including the chief executive officer, to encourage high performance, promote accountability and adherence to company values and further our long-term strategic plan and long-term value; and
•Exercising authority under our employee benefit plans.
Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Cunnion, Gildea and Quain with Mr. Quain serving as chairman. The Corporate Governance Committee held four meetings during 2022. All members of the Corporate Governance Committee are independent directors (as defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Corporate Governance Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:
•Reviewing and recommending nominees for election as directors;
•Assessing the performance of our Board of Directors;
•Developing guidelines for the composition of our Board of Directors;
•Reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance; and
•Oversight of the Company compliance officer and compliance with the Company’s Code of Business Ethics and Conduct (the “Ethics Code”).

The Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole and also at the committee level, has an active role in managing enterprise risk. The members of our Board of Directors participate in our risk oversight assessment by receiving regular reports from members of senior management and the Company compliance officer appointed by our Board of Directors on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. Members of the management team report directly to our Board of Directors or the appropriate committee. The directors then use this information to understand, identify, manage, and mitigate risk. Once a committee has considered the reports from management, the chairperson will report on the matter to our full Board of Directors at the next meeting of the Board of Directors, or sooner if deemed necessary. This enables our Board of Directors and its committees to effectively carry out its risk oversight role.
Communications with our Board of Directors
Any stockholder may send correspondence to our Board of Directors c/o Corporate Secretary, Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870. Our Corporate Secretary will review all correspondence addressed to our Board of Directors, or any individual director, and forward all such communications to our Board of Directors or the appropriate director prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication, unless the Corporate Secretary decides the communication is more suitably directed to Company management and forwards the communication to Company management. Our Corporate Secretary will summarize all stockholder correspondence directed to our Board of Directors that is not forwarded to our Board of Directors and will make such correspondence available to our Board of Directors for its review at the request of any member of our Board of Directors.

Code of Business Conduct and Ethics
We have established the Ethics Code that applies to all our officers, directors, employees and contractors. The Ethics Code contains general guidelines for conducting our business consistent with the highest standards of business ethics and compliance with applicable law, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. Day-to-day compliance with the Ethics Code is overseen by the Company compliance officer appointed by our Board of Directors. If we make any amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on the “Investor Relations” section of the Company’s website (www.starequity.com) under the tab “Governance Documents.”
Corporate Governance Documents Available Online
Our corporate governance documents, including the Audit Committee charter, Compensation Committee charter, Corporate Governance Committee charter, and the Ethics Code, are available free of charge on the “Investor Relations” section of our website (www.starequity.com) under the tab “Governance Documents.” Information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement. Stockholders may also request paper copies of these documents free of charge upon written request to Investor Relations, Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
Non-Employee Director Stock Ownership Policy
Each non-employee director serving on the Board of Directors must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal in value to at least 60% of cash compensation received over the prior five years for service as a director of the Company. Until such non-employee director has achieved the level of stock ownership required by our Non-Employee Director Stock Ownership Policy, such non-employee director will be required to retain an amount of common stock equal to 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted to the non-employee director by the Company. Non-employee directors are not required to purchase shares in the open market in order to achieve the guideline level of ownership required by this Non-Employee Director Stock Ownership Policy.
Because non-employee directors must retain a percentage of net shares acquired from any Company equity awards until they satisfy the Non-Employee Director Stock Ownership Policy, there is no minimum time period required to achieve the guideline level of ownership required by this Non-Employee Director Stock Ownership Policy. Any non-employee director who does not comply with this Non-Employee Director Stock Ownership Policy will not be eligible for re-nomination as a director.
Hedging Policy
Our Board of Directors has adopted an insider trading policy, which in addition to setting forth prohibitions on insider trading prohibits our employees, directors and certain consultants from engaging in short-term or speculative transactions with respect to our securities, including through the use of certain financial instruments or derivative transactions. Our insider trading policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin and pledging our shares as collateral for a loan.
Director Term Limits
Our Board of Directors does not have a policy on term limits.

Committee Rotation Policy

Our Board of Directors adopted a board committee rotation policy pursuant to which the Corporate Governance Committee will consider our Board of Directors’ preference for rotating committee chairs and committee members at no longer than five year intervals, including the chairman of the Board of Directors.
Board Diversity Matrix (As of April 21, 2023)

Board Size:
Total Number of Directors	6
Gender
	Female	Male
Directors		6
Number of Directors who identify in Any of the Categories Below:
White		6
Executive Officers
The names of our executive officers, their ages, their positions with Star Equity, and other biographical information as of April 21, 2023, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Jeffrey E. Eberwein	52	Director, Executive Chairman of the Board of Directors
Richard K. Coleman, Jr.	66	Chief Executive Officer
David J. Noble	52	Chief Financial Officer
Martin B. Shirley	60	President of Digirad Health

Jeffrey E. Eberwein. Mr. Eberwein’s full biographical information is provided below under the heading “Information about the Company’s Director Nominees.”

Richard K. Coleman, Jr. Mr. Coleman’s full biographical information is provided below under the heading “Information about the Company’s Director Nominees.”
David J. Noble was appointed as our Chief Financial Officer in July 2019. Prior to being appointed as our Chief Financial Officer, Mr. Noble served as our Chief Operating Officer from September 2018 to January 2022 and as our Interim Chief Financial Officer from January 2019 to July 2019. Prior to joining the Company, Mr. Noble served as Managing Member of Noble Point LLC, a business and financial advisory firm. From July 2005 through September 2017, Mr. Noble was a senior investment banker at HSBC, serving as Managing Director & Head of Equity Capital Markets for the Americas for more than a decade. Prior to joining HSBC, Mr. Noble held various senior roles within Equity Capital Markets at Lehman Brothers, both in the U.S. and overseas, from August 1997 to July 2005. In his 20-year Wall Street career, Mr. Noble was involved in hundreds of equity transactions across a wide range of sectors, including healthcare, industrials, financial services, media, technology, and energy, among others. Mr. Noble earned a B.A. degree in Political Science from Yale University in 1992 and an M.B.A. in Finance from MIT’s Sloan School of Management in 1997.

Martin B. Shirley was appointed as President of Digirad Health in May 2022. Prior to that role, he was President of Digirad Imaging Solutions since January 2016 to May 2022. Mr. Shirley served as Senior Vice President of Digirad Imaging Solutions Sales and Marketing from January 2012 to January 2016. In June 2010, he was appointed Vice President of Sales & Operations for Digirad Imaging Solutions. From January 2008 through June 2010, he served as Vice President of Sales for Digirad Imaging Solutions. Prior to serving as Vice President of Sales, he served in a variety of roles during his tenure at Digirad, including National, Regional and Territory Sales Management positions in both the Digirad Imaging Solutions Division and the Product Division. Mr. Shirley earned a A.S. degree in Nuclear Medicine Technology from Hillsborough Community College in 1985 and a A.A. degree in Liberal Arts from Santa Fe Community College in 1982.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 21, 2023 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current named executive officers, (iii) each of our directors and director nominees, and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Star Equity Holdings, Inc., 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
Percentage of beneficial ownership is calculated based on 15,133,219 shares of common stock outstanding as of April 21, 2023. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of April 21, 2023. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Named Executive Officers and Directors:	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Jeffrey E. Eberwein (1)	4,058,685	25.04%
John W. Sayward (2)	63,599	*
Michael A. Cunnion (3)	78,297	*
Mitchell I. Quain (4)	149,453	*
David J. Noble (5)	143,351	*
John W. Gildea (6)	90,154	*
Richard K. Coleman, Jr. (7)	109,874	*
Martin B. Shirley (8)	12,942	*
All Executive Officers and Directors as a group (8 persons) (9)	4,706,355	28.83%
____________________
* Indicates beneficial ownership of less than 1% of the outstanding common stock
(1)Includes (a) 2,983,685 shares of common stock held by Mr. Eberwein, (b) 1,075,000 shares of common stock underlying warrants exercisable within 60 days of April 21, 2023.
(2)Includes 63,599 shares of common stock held by Mr. Sayward.
(3)Includes (a) 67,497 shares of common stock held by Mr. Cunnion, and (b) 10,800 shares of common stock underlying warrants exercisable within 60 days of April 21, 2023.
(4)Includes (a) 149,453 shares of common stock held by Mr. Quain.
(5)Includes (a) 103,351 shares of common stock held by Mr. Noble and (b) 40,000 shares underlying warrants exercisable within 60 days of April 21, 2023.
(6)Includes (a) 56,754 shares of common stock held by Mr. Gildea and (b) 33,400 shares of common stock underlying warrants exercisable within 60 days of April 21, 2023.
(7)Includes (a) 76,474 shares of common stock held by Mr. Coleman and (b) 33,400 shares underlying warrants exercisable within 60 days of April 21, 2023.
(8)Includes (a) 12,036 shares of common stock held by Mr. Shirley and (b) 906 shares of common stock subject to options exercisable within 60 days of April 21, 2023.
(9)Includes (a) 906 shares of common stock subject to options exercisable within 60 days of April 21, 2023, (b) 1,192,600 shares underlying warrants exercisable within 60 days of April 21, 2023, and (c) 3,512,849 shares of common stock held by our 8 executive officers and directors.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of six members. Upon the recommendation of the Corporate Governance Committee, our Board of Directors has nominated each of the following six persons to be elected to serve until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified. Each of the nominees (i) either currently serves on our Board of Directors or as an executive officer; (ii) has consented to being named in this Proxy Statement; and (iii) has agreed to serve as a director if elected. As of the date of this Proxy Statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.
THE BOARD OF DIRECTORS RECOMMENDS USING THE ENCLOSED PROXY CARD TO VOTE FOR THE SIX NOMINEES LISTED BELOW
Nominees for Election to the Board of Directors

Name	Age	Position
Jeffrey E. Eberwein	52	Director, Executive Chairman of the Board
Richard K. Coleman, Jr.	66	Director, Chief Executive Officer
Michael A. Cunnion	52	Director
John W. Sayward	71	Director
Mitchell I. Quain	71	Director
John W. Gildea	79	Director
The six nominees standing for election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors.
Information about the Company’s Director Nominees
Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the Record Date. There are no family relationships among any of our directors or executive officers. All ages are as of April 21, 2023.
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Star Equity and our Board of Directors.

Jeffrey E. Eberwein	Age 52	Director since 2012
Chief Executive Officer of Hudson Global Inc. (“Hudson”) and Executive Chairman of Star Equity
Mr. Eberwein was elected Executive Chairman of the Board of Directors of the Company on January 1, 2021, after serving as Chairman of the Board of Directors since February 6, 2013. Mr. Eberwein has served as a director of Hudson since May 2014 and as its Chief Executive Officer since April 1, 2018. He has 25 years of Wall Street experience, and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star Value Management, LLC (“LSVM”), a Connecticut based exempt reporting advisor, an investment firm he founded in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. LSVM was a wholly owned subsidiary of ATRM Holdings, Inc. (“ATRM”) when ATRM, a modular building company, was acquired by the Company on September 10, 2019 (the “ATRM Acquisition” or the “ATRM Merger”). Previously, Mr. Eberwein served as chairman of the board of Ameri Holdings, Inc. from May 2015 to August 2018. Mr. Eberwein also previously served as a director of Novation Companies, Inc. from April 2015 to March 2018; Crossroads Systems, Inc. from June 2013 to May 2016; NTS, Inc. from December 2012 to June 2014; On Track Innovations Ltd. from 2012 to 2014; and Goldfield Corporation from 2012 to 2013. Mr. Eberwein earned an M.B.A. from The Wharton School, University of Pennsylvania and a B.B.A. with High Honors from The University of Texas at Austin.

We believe Mr. Eberwein’s expertise in finance and experience in the investment community, along with his extensive experience, qualifications, attributes and skills make him well qualified to serve as a director of our Company.

On February 14, 2017, the SEC issued an order (Securities Exchange Act Release No. 80038) (the “Order”) relating to allegations that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies. The Order alleged violations of Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, LSVM, a mutual fund adviser and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90 thousand for Mr. Eberwein, $120 thousand for LSVM, $180 thousand for the mutual fund advisor and $30 thousand for the other investor. On February 24, 2020, the SEC issued an order (Securities Exchange Act Release No. 5448) (the “Advisers Act Order”) relating to allegations, among other things, that LSVM failed to properly disclose certain specific transactions in advance and obtain client consent for these transactions prior to their completion and that LSVM failed to implement certain written policies and procedures. The Advisers Act Order alleged violations of Section 206(3) and 206(4) of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 206(4)-7 thereunder by Mr. Eberwein and LSVM. Without admitting or denying the findings, they consented to the Advisers Act Order and agreed to cease and desist from committing or causing any violations of the above-referenced Advisers Act provisions, for LSVM to be censured and to pay civil penalties of $25 thousand for Mr. Eberwein and $100 thousand for LSVM.

Richard K. Coleman, Jr.	Age 66	Director since 2022
Chief Executive Officer of Star Equity
Mr. Coleman was appointed as our Chief Executive Officer in April 2022. Prior to being appointed as our Chief Executive Officer, Mr. Coleman served as our Chief Operating Officer from January 2022 to March 2022. Mr. Coleman was formerly the President, Chief Executive Officer and director of Command Center, Inc., a provider of on-demand flexible employment solutions, positions he held from April 2018 to July 2019. He was also the Chairman of Hudson Global Inc., a global talent solutions company, from May 2014 to January 2022. He was the Principal Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, from August 2017 to March 2018. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University’s Pioneer Leadership Program, focusing on leadership and ethics. Coleman holds a Master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications Systems Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and also has completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.
We believe Mr. Coleman’s extensive business development and operating expertise, his public company board experience, and his broad leadership experience make him well qualified to serve as a director of our Company.

Michael A. Cunnion	Age 52	Director since 2014
Director and Advisor to Growth Companies
Committees: Audit, Compensation (Chairman), and Corporate Governance
Mr. Cunnion has an extensive history of leadership roles at healthcare media and communication companies. Since October 2022, Mr. Cunnion has served on the Board of Directors of Remedy Health Media, a privately held health media company. From September 2008 to September 2022, Mr. Cunnion served as Remedy Health Media’s Chief Executive Officer. In addition, prior to that, from January 2004 to December 2007, Mr. Cunnion was the President of privately held HealthTalk, a leading provider of tools and information for chronically ill patients and caregivers. Mr. Cunnion successfully built this company and subsequently sold it to Revolution Health in December 2007. Subsequent to this sale, Mr. Cunnion took on the role of Executive Vice President of Revolution Health, where he oversaw revenue and sales strategy until Revolution Health merged with Everyday Health. Prior to HealthTalk, from December 1998 to December 2003, Mr. Cunnion held the role of Senior Director, Consumer Marketing at WebMD, where he led consumer sales strategy, product development and advertising operations. Mr. Cunnion currently serves on the board of directors of Health-e-Commerce, a healthcare e-commerce platform that simplifies healthcare purchasing for consumers, employers and benefit administrators. This is a post that he has held since 2011. Mr. Cunnion earned a B.A. degree in English from Florida State University.

We believe that Mr. Cunnion’s extensive experience with health care media companies, coupled with his experience with building up companies and creating ownership value are of significant strategic importance to us and make him well qualified to serve on our Board of Directors. His history of creating and leveraging collaborative relationships with the companies he has been part of to maximize value in both the continued organic growth and sale of such companies can be of great benefit to our stockholders.

John W. Sayward	Age 71	Director since 2008
Retired Partner, Nippon Heart Hospital LLC
Committees: Audit (Chairman) and Compensation
Mr. Sayward is a career health care and pharmaceutical executive. Most recently, he served as Chief Executive Officer for Hera Therapeutics Inc., a position he held through June 2015. Prior to this, Mr. Sayward served as the Chief Operating Officer and Chief Financial Officer of Hera Therapeutics Inc. since September 2014. Previously, he was Partner at Nippon Heart Hospital, LLC from September 2005 to January 2007, which was formed to build and manage cardiovascular care hospitals in Japan. From 2002 to 2005, Mr. Sayward was the Executive Vice President and Chief Financial Officer of LMA North America Inc., a medical device business focused on patient airway management. From 1996 to 2001, Mr. Sayward served as the Executive Vice President of Finance, Chief Financial Officer and Treasurer of SICOR Inc., and was elected to its board of directors in 1998. Previous to the above, he served in various management positions with Baxter Healthcare. He received a B.A. in History from Northwestern University in 1973 and a Master of Management from the Kellogg School of Management at Northwestern University in 1975.

We believe that Mr. Sayward’s past experiences in the health care industry, both in medical devices and pharmaceuticals, make him well qualified to serve on our Board of Directors. Further, Mr. Sayward’s depth and breadth of positions and experiences also makes him well qualified to serve as a financial expert and Audit Committee chairman.

Mitchell I. Quain	Age 71	Director since 2019
Industrialist
Committees: Compensation and Corporate Governance (Chairman)
Mr. Quain joined the Board of Directors of the Company in January 2019 and became lead independent director on January 1, 2021. He has been a member of the Executive Council at American Securities since 2020, and was a Partner at One Equity Partners, a private equity investment firm, from 2010 to 2011. A Chartered Financial Analyst and “Financial Expert”, he serves on the Board of Directors of AstroNova, Inc., Kensington Acquisitions V, and Williams Industrial Holdings. Previously, he served on the boards of publicly traded DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge, Inc., HEICO Corporation, Jason Industries, Kensington Acquisitions, MagneTek, Inc., Mechanical Dynamics, Inc., RBC Bearings, Inc., Strategic Distribution, Tecumseh Products Company, Titan International, Xerium, Inc., was Executive Chairman of the Board of Register.com and a Senior Advisor at Carlyle Group.
He is Chairman Emeritus of the Board of Overseers of The University of Pennsylvania’s School of Engineering and Applied Sciences and has served for 10 years on Penn’s Board of Trustees. He has served for 9 years on the Board and Executive Committee of Penn Medicine, a $4 billion enterprise. He is also a member of the Board of Trustees of Curry College, in Milton, Massachusetts. He is on the Board of Directors of the Palm Beach Zoological Society.
He was born and raised in the New York City area; received his B.S. in electrical engineering from the University of Pennsylvania in 1973 and his MBA with distinction from Harvard Business School in 1975.
He joined the research department of Wertheim & Company in June 1975, and chose machinery as his specialty, having worked for a summer at United Engineers & Contractors, in Philadelphia. He appeared on Institutional Investor magazine’s All American research team for fifteen years, “retiring” from research in 1995 while holding the “number one” ranking. Meanwhile, he became a partner in Wertheim in 1984, and in 1995 joined its operating committee, having assumed responsibility for the equity capital markets department. He left the firm in early 1997, joined Furman Selz as an Executive Vice President and a member of its Board of Directors. There he built Wall Street’s second industrial manufacturing group (“the Golden Gear,”) having begun its first at Wertheim (“In Rust We Trust”). He left the “sellside” in 2001, retiring as Vice Chairman of ABN AMRO.
Mr. Quain brings to the Board of Directors experience in public company governance and investment experience in small-cap and industrial companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his private equity investment experience.

John W. Gildea	Age 79	Director since 2021
Retired Principal, Gildea Management Company
Committees: Audit and Corporate Governance
Mr. Gildea brings over three decades of experience investing in special situation debt and equity of small to middle market companies. Previously, he was the founding partner of Gildea Management Company from 1984-2003, the general partner of The Network Funds. The fund focused on investing and sponsoring special situation investments in public and private companies, primarily in the United States. His previous experience includes a joint venture of Gildea Management with J.O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. He was also founder of Latona Europe, a joint venture based in Prague seeking restructuring opportunities in Central Europe. Before forming Gildea Management, Mr. Gildea managed the Corporate Services Group at Donaldson, Lufkin and Jenrette, an investment banking firm.
Throughout his extensive career, Mr. Gildea has served on a range of public and private corporate boards. Previously, he served on the board and board committees of the following companies: America Service Group, Inc.; Amdura Corp.; American Healthcare Management, Inc.; America Opportunities Fund; Country Pure Juice; Gentek, Inc.; General Chemical Group, Inc.; Hain Food Group, Inc.; International Textile Group, Inc.; Konover Property Trust, Inc.; Misonix, Inc.; Shearers Foods; Sothic Capital, Sterling Chemicals, Inc.; Trident North Atlantic Fund; and UNC, Inc. Mr. Gildea received a Bachelor of Arts degree from the University of Pittsburgh.
Mr. Gildea brings to the Board of Directors experience in public company governance and investment experience in small-cap and industrial companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his private equity investment experience.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ON THE PROXY CARD (PROPOSAL 1).

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to Star Equity’s audited financial statements for the year ended December 31, 2022.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Star Equity’s financial reporting, internal controls and audit functions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.
The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the Audit Committee’s express approval. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.starequity.com. The Audit Committee is comprised solely of independent directors as defined by Rule 5605(a)(2) of the Nasdaq listing standards.
The Audit Committee met on six occasions in 2022. The Audit Committee met privately in executive session with its independent registered public accounting firm as part of each regular meeting and held private meetings with the Chief Financial Officer and other officers of Star Equity throughout the year.
In accordance with the Audit Committee charter and the requirements of law, the Audit Committee pre-approves all services to be provided by Star Equity’s independent auditors, Wolf & Company, P.C. (“Wolf”). Pre-approval is required for audit services, audit-related services, tax services and other services.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and Wolf, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with Wolf the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received and reviewed the written disclosures and the letter from Wolf required by applicable requirements of the PCAOB regarding Wolf’s communications with the Audit Committee concerning independence, and has discussed with Wolf its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the 2022 Annual Report for filing with the SEC.

AUDIT COMMITTEE

John W. Sayward, Chairman
John W. Gildea
Michael A. Cunnion

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. During 2022, the Audit Committee recommended, and the Board of Directors approved, the appointment of Wolf after considering carefully their qualifications and ability to service the needs of the Company and its stockholders. While it is not required to do so, the Audit Committee is submitting to stockholders for ratification the selection of Wolf as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Notwithstanding ratification of the selection of Wolf to serve as the Company’s independent registered public accounting firm, the Audit Committee will be under no obligation to select Wolf as the Company’s independent registered public accounting firm.
Representatives of Wolf will attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
On June 9, 2022, the Company received notice from BDO USA, LLP (“BDO”) of its resignation as the Company's independent registered public accounting firm effective immediately. BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except BDO’s audit report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the two most recent fiscal years and the subsequent interim period preceding BDO’s dismissal, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years and the subsequent interim period preceding BDO’s dismissal.
During the fiscal years ended December 31, 2021 and 2020, and through the effective date of Wolf’s engagement, neither the Company nor anyone acting on its behalf consulted Wolf regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Wolf did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees
In connection with the audit of the 2022 financial statements, we entered into an engagement agreement with Wolf that sets forth the terms by which Wolf has performed audit and related professional services for us.
The following tables set forth the aggregate accounting fees paid by us to Wolf for the fiscal year ended December 31, 2022. No accounting fees were paid to Wolf for the fiscal year ended December 31, 2021.

For the year ended December 31
Type of Fee	2022
(in thousands)
Audit Fees	$515
Audit-Related Fees	15
Tax Fees	—
All Other Fees	—
Totals	$530
The below fees were paid to BDO for the fiscal years ended December 31, 2022 and 2021.

	For the years ended December 31
Type of Fee	2022	2021
	(in thousands)
Audit Fees	$315	$1,288
Audit-Related Fees	42	—
Tax Fees	245	194
All Other Fees	—	—
Totals	$602	$1,482

No other accounting firm was retained to perform the identified accounting work for us. All non-audit related services in the tables above were pre-approved and/or ratified by the Audit Committee.

Types of Fees Explanation
Audit Fees. Audit fees were incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings.
Audit-Related Fees. These fees relate to professional services not included in the Audit Fees category and include professional services related to entering into other advisory services. There were no Audit-Related Fees billed for fiscal years ended December 31, 2022 and 2021.
Tax Fees. These fees were billed to us for professional services relating to tax compliance, tax advice and tax planning.
All Other Fees. There were no other fees billed by Wolf or BDO for the years 2022 and 2021 for products and services.
Audit Committee Pre-Approval of Services by Independent Registered Public Accounting Firm
The Audit Committee is granted the authority and responsibility under its charter to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm, including specific approval of internal control and tax-related services. In exercising this responsibility, the Audit Committee considers whether the provision of each professional accounting service is compatible with maintaining the audit firm’s independence.
Pre-approvals are detailed as to the category or professional service and when appropriate are subject to budgetary limits. Company management and the independent registered public accounting firm periodically report to the Audit Committee regarding the scope and fees for professional services provided under the pre-approval.
With respect to the professional services rendered, the Audit Committee had determined that the rendering of all non-audit services by our independent registered public accounting firm were compatible with maintaining the auditor’s independence and had pre-approved all such services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023 (PROPOSAL 2).

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2022 and 2021 by (i) our principal executive officer, (ii) our two other most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2022, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the calendar year ended December 31, 2021 (the “named executive officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Jeffrey E. Eberwein*	2022	—	—	143,500	—	—	143,500
Executive Chairman	2021	—	—	174,254	—	—	174,254
Richard K. Coleman, Jr.*	2022	382,773	—	100,001	—	2,500	485,274
Chief Executive Officer	2021	—	—	—	—	—	—
David J. Noble**	2022	322,503	78,000	—	—	3,500	404,003
Chief Financial Officer	2021	301,154	150,000	104,998	—	3,500	559,652
Martin B. Shirley***	2022	275,915	104,000	—	—	3,500	383,415
President of Digirad Health	2021	263,359	65,000	15,000	—	3,500	346,859

* Effective January 1, 2021, Mr. Eberwein assumed the position of Executive Chairman and became the Company’s principal executive officer. Effective April 1, 2022, Richard K. Coleman, Jr. was appointed as the Company’s Chief Executive Officer.
** Mr. Noble also served as the Chief Operating Officer of the Company during 2021.
***Effective May 2, 2022, Martin B. Shirley assumed the position of President of Digirad Health.
(1)The base salary for each executive is initially established through negotiation at the time the executive is hired, and year to year adjustments taking into account attributes and factors described below in the Narrative Disclosure to Summary Compensation Table. Based on the factors discussed above, 2022 base salaries were as follows: Mr. Coleman’s 2022 base salary was set at $400,000, which has not been adjusted since it was initially set in April 2022; the total for 2022 was $382,773; Mr. Noble’s 2022 base salary was set at $325,000, which was initially set at $300,000 from his last adjustment in 2018; the total for 2022 was $322,503; Mr. Shirley’s 2022 base salary was initially set at $300,000 from his last adjustment in February 2017, the total for 2021 was $275,915. Mr. Eberwein does not receive base compensation. The differences between base and actual salary are due to pay period timing differences at year end.
(2)The 2022 Executive Incentive Plan for the fiscal year ended December 31, 2022 (the “2022 Annual Plan”), which provides for discretionary bonuses, is described below in the Narrative Disclosure to Summary Compensation Table.
(3)Represents full fair value at grant date of restricted stock units (“RSUs”), including the stock awards with performance conditions (“PSUs”) described below, representing the right to receive, at settlement, common stock of the Company, granted to our named executive officers, computed in accordance with FASB ASC Topic 718, Stock Compensation. The full grant date fair value of an equity award is the maximum value that may be received over the vesting period if all vesting conditions are satisfied, as discussed further below. Thus, there is no assurance that the value, if any, eventually received by our executive officers will correspond to the amount shown. For information regarding assumptions made in connection with this valuation, please see Note 11. Share-Based Compensation to our consolidated financial statements found in our 2022 Annual Report .
(4)Amounts shown for 2022 and 2021 include up to $2,500 matching contributions to the executives’ 401(k) retirement plans and up to $1,000 seed contribution to the executive’s Health Saving Account plans.

Narrative Disclosure to Summary Compensation Table
Base Salary. The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his or her scope of responsibilities, qualifications, experience, prior salary, and competitive salary information within the industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.
When determining the base salary component of executive compensation for 2022, the Compensation Committee considered the achievements of the executives in 2021 based on actual financial performance of the business and achievement of the goals set by the Board of Directors for the individual executive, the fiscal 2022 budget and financial performance expectations, and the totality of all compensation components. After due consideration, the Compensation Committee set compensation as reflected in the Summary Compensation Table above.
Annual Incentive Bonus. Payments under the Company’s executive bonus plan are based on achieving clearly defined, short-term goals, with the 2022 Annual Plan (described below) being the exception because it only provided for discretionary bonuses. We believe that such bonuses provide incentive to achieve goals that the Company aligns with its stockholders’ interests by measuring the achievement of these goals, whenever possible, in terms of revenue, income or other financial objectives. In setting bonus levels, the Company reviews its annual business plan and financial performance objectives. After estimating the likely financial results of the business plan as submitted by management and approved by the Board of Directors, the Company sets financial threshold goals based on those estimated results primarily in terms of EBITDA. The Company sets the minimum performance thresholds that must be reached before any bonus is paid at levels that will take significant effort and skill to achieve. An executive officer’s failure to meet some or all of these personal goals can affect his or her bonus amount. The Company believes that offering significant potential income in the form of bonuses allows the Company to attract and retain executives and to align their interests with those of the Company’s stockholders.
Fiscal Year 2022
Due to the unprecedented and unpredictable nature of the COVID-19 pandemic, the Company’s executive team was pushed to new limits and was compelled to be creative, flexible, thoughtful, proactive and diligent in implementing decisions regarding the best way to meet the needs and expectations of our customers, our employees and our vendors, and our traditional bonus measures did not encompass or reward the effort being put forth during the pandemic.] As a result, the 2020 Annual Plan, paid in 2021, and the 2022 Annual Plan were made 100% discretionary and based on subjective objectives to be determined by the Board of Directors. The actual cash bonuses payable in 2023 for 2022 performance (if any) for the achievement of such objectives will be determined by the Compensation Committee in 2023.
The cash bonus amounts under the 2022 Annual Plan were as follows.

Name and Principal Position	Percentage of Base Salary	Bonus Payout
Richard K. Coleman, Jr.*	—%	$—
David J. Noble, Chief Financial Officer	24%	$78,000
Martin B. Shirley, President of Digirad Health	35%	$104,000
* Effective April 1, 2022, Richard K. Coleman, Jr. was appointed as the Company’s Chief Executive Officer.
Equity Grants
In connection with the adoption of the 2022 Annual Plan for the year ended December 31, 2021, the Compensation Committee determined that, as part of a long-term retention mechanism and to incentivize the executive officers to increase the Company’s stockholder value, the following RSUs were awarded effective on January 1, 2022 and August 23, 2022 (the “2022 Grant Dates”), to Messrs. Noble, Coleman, and Shirley.
The RSUs granted to Messrs. Coleman, Noble and Shirley vest over three years in three equal installments, with each such installment vesting on each anniversary of the 2022 Grant Dates. Each RSU grant to Messrs. Coleman, Noble and Shirley were made pursuant to and subject to the terms of the 2022 Annual Plan, the Company’s 2018 Incentive Plan, and the respective award agreement that sets forth the terms of the grant.
The RSU grant to Mr. Eberwein was made according to the terms set by the Compensation Committee and under the Company’s 2022 Incentive Plan. Mr. Eberwein’s RSU grant vests in 2023. Mr. Eberwein received 126,462 RSUs under the 2022 Annual Plan.

Name and Principal Position	Cash Value of the Restricted Stock Units Granted
Jeffrey E. Eberwein, Executive Chairman	$143,500
Richard K. Coleman, Jr., Chief Executive Officer*	$100,001
David J. Noble, Chief Financial Officer*	$—
Martin B. Shirley, President of Digirad Health	$—
* Effective April 1, 2022, Richard K. Coleman, Jr. was appointed as the Company’s Chief Executive Officer.
Other Compensation
The Company currently maintains benefits for executive officers that include medical, dental, vision and life insurance coverage and the ability to contribute to a 401(k) retirement plan; however, the Compensation Committee in its discretion may revise, amend or add to the executive officer’s executive benefits if it deems it advisable. The benefits currently available to the executive officers are also available to other employees.
Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2022, including the value of the stock awards.

Name			Option Awards				Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey E. Eberwein	8/11/2022	(2)	—	—	—	—	126,462	143,500

Richard K. Coleman, Jr.	1/1/2022	(1)	—	—	—	—	39,216	100,001

David J. Noble	8/23/2021	(1)	—	—	—	—	16,665	49,995
	3/3/2021	(1)	—	—	—	—	6,622	19,998

Martin B. Shirley	8/23/2021	(1)	—	—	—	—	3,333	9,999
	2/1/2016	(3)	906	906	51.20	2/1/2026	—	—

(1)33-1/3% of the units vest annually on the anniversary of the grant date over a three-year period.
(2)100% of the units vest annually on the anniversary of the grant date.
(3)25% of the units vest annually on the anniversary of the grant date over a four-year period.
Potential Payments Upon Termination or Change of Control
Richard K. Coleman, Jr.
On December 16, 2021, the Company hired Richard K. Coleman, Jr. to serve as the Company’s Chief Operating Officer, effective January 1, 2022. Effective April 1, 2022, the Company entered into an amended employment agreement with Mr. Coleman (the “Coleman Employment Agreement”), pursuant to which Mr. Coleman serves as Chief Executive Officer of the Company.
Pursuant to the Coleman Employment Agreement, Mr. Coleman can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Coleman Employment Agreement, termination for “cause” generally means the termination of Mr. Coleman’s employment by reason of: (A) the willful failure of Mr. Coleman to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Coleman with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Coleman’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board of Directors, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Coleman and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Coleman has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.

The Coleman Employment Agreement provides for termination of Mr. Coleman’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Coleman can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Coleman can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Coleman Employment Agreement. In addition, either the Company or Mr. Coleman can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Coleman Employment Agreement.

In the event Mr. Coleman voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Coleman Accrued Obligations”). All RSU awards under the Coleman Employment Agreement vest one-third on each of the first, second and third anniversaries of the grant date.

In the event Mr. Coleman terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Coleman Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) immediate vesting of any RSUs awarded under the Coleman Employment Agreement for which the performance period has not been completed as of the date of termination based on the level of achievement of the performance goals at the end of the performance period, but pro-rated based on the number of full months worked during the performance period, and (iv) immediate vesting of any RSUs awarded under the Coleman Employment Agreement which are outstanding as of the date of termination. Notwithstanding the foregoing, if within twelve (12) months following a change of control (as defined in the Coleman Employment Agreement), the Company terminates Mr. Coleman’s employment without “cause,” he resigns from his employment with good reason, or his employment terminates due to Company’s delivery of a non-renewal notice, then the bonus payment under (ii) above shall equal the equivalent of his target bonus without proration and, in addition to (iii) and (iv) above, he shall receive (v) twelve months of his then-current base salary.

David J. Noble
On October 31, 2018, the Company entered into an employment agreement with David J. Noble, which was amended and restated on December 22, 2021 (the “Noble Employment Agreement”). On this same date, Mr. Noble agreed to relinquish the role of Chief Operating Officer, while retaining the position of Chief Financial Officer effective January 1, 2022.
Pursuant to the Noble Employment Agreement, Mr. Noble can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Noble Employment Agreement, termination for “cause” generally means the termination of Mr. Noble’s employment by reason of: (A) the willful failure of Mr. Noble to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Noble with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Noble’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board of Directors, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Noble and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Noble has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.

The Noble Employment Agreement provides for termination of Mr. Noble’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Noble can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Noble can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Noble Employment Agreement. In addition, either the Company or Mr. Noble can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Noble Employment Agreement.

In the event Mr. Noble voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Noble Accrued Obligations”). In March 2021, Mr. Noble agreed by letter that all future RSU awards under the Noble Employment Agreement would vest one-third on each of the first, second and third anniversaries of the grant date.

In the event Mr. Noble terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Noble Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) immediate vesting of any RSUs awarded under the Noble Employment Agreement for which the performance period has not been completed as of the date of termination based on the level of achievement of the performance goals at the end of the performance period, but pro-rated based on the number of full months worked during the performance period, and (iv) immediate vesting of any RSUs awarded under the Noble Employment Agreement which are outstanding as of the date of termination. Notwithstanding the foregoing, if within twelve (12) months following a change of control (as defined in the Noble Employment Agreement), the Company terminates Mr. Noble’s employment without “cause,” he resigns from his employment with good reason, or his employment terminates due to Company’s delivery of a non-renewal notice, then the bonus payment under (ii) above shall equal the equivalent of his target bonus without proration and, in addition to (iii) and (iv) above, he shall receive (v) twelve months of his then-current base salary.

If Mr. Noble’s employment was terminated in connection with a change of control as of December 31, 2022, he would have been entitled to receive: (i) a cash payment in the amount of $300,000, (ii) and immediate vesting of certain equity awards.

Martin B. Shirley
On August 24, 2022, the Company entered into an employment agreement with Martin B. Shirley (the “Shirley Employment Agreement”), pursuant to which Mr. Shirley serves as “President - Digirad Health, Inc.”
Pursuant to the Shirley Employment Agreement, Mr. Shirley can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Shirley Employment Agreement, termination for “cause” generally means the termination of Mr. Shirley’s employment by reason of: (A) the willful failure of Mr. Shirley to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Shirley with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Shirley’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board of Directors, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Shirley and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Shirley has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.

The Shirley Employment Agreement provides for termination of Mr. Shirley’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Shirley can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Shirley can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Shirley Employment Agreement. In addition, either the Company or Mr. Shirley can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Shirley Employment Agreement.

In the event Mr. Shirley voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Shirley Accrued Obligations”).

In the event Mr. Shirley terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Shirley Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) salary continuation for a period of six months in accordance with the Company’s then established payroll practices, provided provided that payments of the consideration in (ii) and (iii) are subject to Mr. Shirley’s execution and delivery of a customary general release (that is no longer subject to revocation under applicable law) of the Company, its parents, subsidiaries and affiliates and each of their respective officers, directors, employees, agents, successors and assigns.
Equity awards that would have vested upon termination or change of control at December 31, 2022, are described below under the heading “Equity Awards.”
Equity Awards

The equity agreements of our named executive officers provide that, in case of a change of control of the Company, all equity instruments then outstanding but neither assumed nor replaced by the successor entity shall vest immediately upon the change of control event. Further, if an executive’s employment is terminated without cause within twelve (12) months of the change of control, all equity instruments then outstanding, either assumed or replaced, shall become fully vested at the time of termination. As of December 31, 2022, the value of the equity instruments of our named executive officers that would accelerate upon (i) termination without cause within twelve (12) months of a change of control in which stock options and restricted stock units are assumed or replaced by the successor entity, or (ii) a change of control in which the outstanding stock options and restricted stock units are neither assumed or replaced by the successor entity, would be as follows based on the difference between the closing price on the last trading day of the year of $0.85 per share and the exercise price of the respective options, and with regard to restricted stock units, based solely on the closing price on the last trading day of the year of $0.85:

Name	Option Value as of December 31, 2022	Stock Award Value as of December 31, 2022
Jeffrey E. Eberwein	$—	$143,500
Richard K. Coleman, Jr.	—	100,001
David J. Noble	—	69,993
Martin B. Shirley	12,149	9,999

Securities Authorized for Issuance Under Equity Compensation Plans

	Equity Compensation Plan Information
	As of December 31, 2022
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)		(b)(2)	(c)
Equity compensation plans approved by security holders	409,615	(1)	$51.20	488,756	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	409,615		$51.20	488,756
____________________
(1)This amount includes the following:
•1,907 shares issuable upon the exercise of outstanding stock options under the Company’s 2004 Stock Incentive 7 Year Plan, the 2004 Stock Incentive Plan, and the 2014 Equity Incentive Award Plan (the “2014 Incentive Plan”), with a weighted-average exercise price of $51.20.
•277,275 RSUs granted under the 2014 Incentive Plan and 2018 Incentive Plan.
(2)The 2014 Incentive Plan and 2018 Incentive Plan RSUs and PSUs have been excluded from the computation of the weighted-average exercise price since these awards have no exercise price.
(3)This amount represents the number of shares available for issuance pursuant to stock options and other awards that could be granted in the future under the 2018 Incentive Plan, as amended May 31, 2022 in order to increase the number of shares authorized for issuance thereunder. The 2018 Incentive Plan allows for issuance of up to the sum of (i) 800,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of April 27, 2018, plus (iii) the number of shares that, after April 27, 2018, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the shares described in clauses (ii) and (iii) of this sentence, the “Carryover Shares”). As of December 31, 2022, there were 63,751 Carryover Shares.

COMPENSATION OF DIRECTORS
Annual Retainer
Non-employee members of our Board of Directors are paid an annual retainer for their service, with additional compensation for being the chairperson of the Board of Directors, serving on a committee of the Board of Directors and chairing a committee of the Board of Directors. Payments are made quarterly.
The compensation paid to the members of the Board of Directors is indicated in the chart below:

2022 Director Cash Compensation
Director Annual Retainer (all) (1)	$72,000
Additional Annual Retainer to Executive Chairperson	$100,000
Additional Annual Retainer to Audit Committee Chairperson	$25,000
Additional Annual Retainer to Compensation Committee Chairperson	$15,000
Additional Annual Retainer to Corporate Governance Committee Chairperson	$10,000
Additional Annual Retainer to Audit Committee Member	$5,000
Additional Annual Retainer to Compensation Committee Member	$5,000
Additional Annual Retainer to Corporate Governance Committee Member	$5,000
(1) In March 2021, the Compensation Committee of the Board elected that all directors receive all committee related compensation in the form of RSUs, unless the director makes a timely one-time election to receive cash for the applicable year. In August 2022, the Compensation Committee of the Board elected to suspend all RSU compensation and to provide compensation to all Directors in cash.
For the sake of clarity, in the fiscal year ended December 31, 2022, each of the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Strategic Advisory Committee chairpersons only received an amount equal to the chairperson fee set forth in the table above and not the chairperson fee plus the member fee.
Equity Compensation
Equity compensation awards, and the amount of such awards, to non-employee members of our Board of Directors are at the discretion of the Compensation Committee of our Board of Directors. Historically, such awards have been in the form of RSUs and the Compensation Committee generally set the amount of those awards at a fair market value equal to the annual cash retainer received by non-employee members of our Board of Directors (the “Retainer Awards”). We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. In March 2021, the Compensation Committee elected to end the separate annual equity awards described above and to instead increase the size of the Retainer Awards to quarterly awards of RSUs having a fair market value (as defined in the 2022 Annual Plan) of $18,000 each. Due to the limitation in the RSUs available for issuance, in August 2022, the Compensation Committee of the Board elected to suspend all RSU compensation and to provide compensation to all Directors in cash, until further notice.
Director Compensation Table
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2022.

Name	Fees Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Jeffrey E. Eberwein (1)	$36,000	$143,500	—	179,500
John W. Gildea	43,500	41,783	—	85,283
Michael A. Cunnion	61,000	36,000	—	97,000
John W. Sayward	66,000	36,000	—	102,000
Mitchell I. Quain	41,000	42,731	—	83,731
____________________
(1)Such amounts are in addition to the amounts reflected above in the Summary Compensation Table.
(2)Represents full fair value at grant date of RSUs granted to our directors, computed in accordance with FASB ASC Topic 718.

PAY VERSUS PERFORMANCE
Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the fiscal years ending December 31, 2022 and 2021, as such compensation relates to our financial performance for each such fiscal year.

	Jeffrey E. Eberwein		Richard K. Coleman, Jr.				Value of Initial Fixed $100 Investment(4) Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEO's(3)	Average Compensation Actually Paid to Non-PEO NEO's(1)(3)	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (in thousands)	Company - Selected Measure
2022	179,500	—	485,274	385,273	393,709	393,709	$85	*	$(5,252)	*
2021	78,000	—	N/A	N/A	322,924	431,887	$255	*	$(2,983)	*

* Not required for smaller reporting companies

(1)    Compensation actually paid is defined in Item 402(v)(2)(iii) of Regulation S-K. The following table details the applicable adjustments that were made to determine compensation actually paid”:
(2)    During 2021 through March 31, 2022, our PEO was Jeffrey E. Eberwein, and Richard K. Coleman, Jr. was appointed as Chief Executive Officer and PEO effective as of April 1, 2022.
(3)    The non-PEO NEO’s in the 2022 reporting year were David J. Noble, and Martin B. Shirley. The non-PEO NEOs in the 2021 reporting year were David J. Noble and Matthew G. Molchan.
(4)    Total Shareholder Return assumes $100 was invested on December 31, 2020.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in “Executive Compensation” above, the Company’s executive compensation practices reflect a comprehensive assessment of several compensation components, including actual financial performance of the business. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. The following charts set forth the relationship between compensation actually paid and the Company’s cumulative TSR and between compensation actually paid and the Company’s net income.

PROPOSAL 3:

ADVISORY (NON-BINDING) STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory (non-binding) approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this Proxy Statement. Although this vote, commonly referred to as “say-on-pay,” is advisory, and not binding on our Company, it will provide information to our management and the Compensation Committee regarding investor opinion about our executive compensation practices and policies, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2023 and beyond.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:
“RESOLVED, that the holders of shares of common stock approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (PROPOSAL 3).

PROPOSAL 4:
ADVISORY (NON-BINDING) STOCKHOLDER APPROVAL OF THE FREQUENCY OF FUTURE STOCKHOLDER VOTES ON EXECUTIVE OFFICER COMPENSATION
As described in Proposal 3 above, our stockholders are being provided the opportunity to cast an advisory vote on the Company's executive officer compensation program. The advisory vote on executive officer compensation described in Proposal 3 above is commonly referred to as a “say-on-pay” vote. The advisory vote described in this Proposal 4 is commonly referred to as a “say-on-frequency” vote.
In accordance with Section 14A of the Exchange Act, this Proposal 4 affords our stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, our stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The compensation committee, which administers the Company's executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive officer compensation. The Company has had annual say-on-pay votes for the past six years. The last time the Company had a say-on-frequency vote was in 2017.

We therefore request that our stockholders select “1 Year” (as opposed to “2 Years” or “3 Years”) when voting on the frequency of future stockholder votes on executive officer compensation. Although the advisory vote is non-binding, the Board of Directors will review the results of the vote and take it into account in making a determination concerning the frequency of advisory votes on executive officer compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” AS THE FREQUENCY OF FUTURE STOCKHOLDER VOTES ON EXECUTIVE OFFICER COMPENSATION ON THE PROXY CARD.

PROPOSAL 5:
APPROVAL OF AMENDMENTS TO THE STAR EQUITY HOLDINGS, INC. 2018 INCENTIVE PLAN
Our Board of Directors has unanimously adopted, and is submitting for stockholder approval, certain amendments to the 2018 Incentive Plan. The 2018 Incentive Plan was originally approved by our stockholders on April 27, 2018 (the “Effective

Date”) and certain amendments to the 2018 Incentive Plan were approved by our stockholders on July 31, 2020 and on May 31, 2022. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract, retain and motivate such persons. Further, the Company strongly believes in aligning the interests of its directors, employees (especially its executive officers) and consultants with those of its stockholders. Past grants received by our executive officers and directors under the 2018 Incentive Plan during 2021 and 2022 fiscal years are set forth above in the sections titled “Executive Compensation” and “Compensation of Directors” respectively.
The purpose of amending the 2018 Incentive Plan, as more fully described below, is to increase the number of shares issuable under 2018 Incentive Plan.

When the 2018 Incentive Plan was originally adopted, the shares of our common stock authorized for issuance thereunder consisted of: (i) 150,000 shares of common stock plus (ii) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Company’s 2014 Equity Incentive Plan (the “Prior Plan”) as of the Effective Date, plus (iii) the number of shares of common stock that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the “Prior Plan Shares”). On July 31, 2020, our stockholders approved an amendment to the 2018 Incentive Plan that increased the number of shares of our common stock subject to the 2018 Incentive Plan to 450,000 shares plus the Prior Plan Shares. On May 31, 2022, our stockholders approved an amendment to the 2018 Incentive Plan that increased the number of shares of our common stock subject to the 2018 Incentive Plan to 800,000 shares plus the Prior Plan Shares.

As of April 21, 2023, there were 15,133,219 shares of our common stock issued and outstanding and there were 463,037 shares of our common stock available for issuance under the 2018 Incentive Plan. Accordingly, our Board of Directors has determined that there are not sufficient shares of common stock available under the 2018 Incentive Plan and that the limit on incentive stock options is too low to support the Company’s intended compensation programs over the next several years.

Accordingly, on [•], 2023, subject to stockholder approval, our Board of Directors approved the 2018 Incentive Plan Amendments described in this Proposal 5, and our Board of Directors is now submitting the 2018 Incentive Plan Amendments, as reflected in the amended 2018 Incentive Plan attached to this Proxy Statement as Appendix A (as so amended, the “Amended Plan”) for stockholder approval. As proposed for approval, the 2018 Incentive Plan Amendments, as set forth in the Amended Plan, will increase the number of shares of our common stock subject to the 2018 Incentive Plan from 800,000 shares plus the Prior Plan Shares, to 1,100,000 shares plus the Prior Plan Shares. As described more fully below, we consider the 2018 Incentive Plan Amendments to be a key component of our compensation structure.

The closing sale price of our common stock quoted on the Nasdaq on April 21, 2023, was $0.80 per share.

Description of the 2018 Incentive Plan Amendments

The following is a summary of the 2018 Incentive Plan Amendments, as reflected in the Amended Plan.

•Section 4.1 of the 2018 Incentive Plan is amended as follows:

(a) By deleting the number “800,000” from clause (i) of the first sentence and replacing it with the number “1,100,000”.
Description of the Amended Plan

The following is a summary of the material terms of the Amended Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Amended Plan attached to this Proxy Statement as Appendix A, which assumes that this Proposal 5 is approved.
Purpose

The Amended Plan allows the Company to provide employees, consultants and all members of our Board of Directors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in the Company. The Board of Directors believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to the Company.
Key Provisions

The following is a summary of the key provisions of the Amended Plan:

Plan Termination Date:	April 27, 2028
Eligible Participants:
Employees, consultants and all members of the Board of Directors (except that only employees are eligible for Incentive Stock Options). At April 21, 2023, approximately 389 employees and four non-employee directors were eligible to participate in the Amended Plan.

Shares Authorized:
The sum of: (i) 800,000 shares of common stock, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of the Effective Date, plus (iii) the number of shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares.

Award Types:
(1) Incentive Stock Options (2) Non-qualified Stock Options (3) Restricted Stock (4) Stock Appreciation Rights (5) Performance Bonus Awards (6) Deferred Stock (7) Restricted Stock Units (8) Dividend Equivalents (9) Performance Stock Units (10) Performance Share Awards (11) Other Stock-Based Awards

Vesting:	Determined by the Compensation Committee.
Not Permitted:	Repricing of stock options and amendments that under the Code or Nasdaq rules require stockholder approval.
Incentive Stock Option Limit:	No more than 300,000 shares may be issued pursuant to incentive stock options.
Limitation on Number of Shares Granted to Independent Directors:
The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to an Independent Director during any calendar year, under the Amended Plan, may not exceed five hundred thousand dollars ($500,000).

Awards Under the Amended Plan

Stock Options. The Amended Plan permits the Compensation Committee to issue incentive stock options and non-qualified stock options to participants, which directly link their financial success to that of the Company’s stockholders. The Compensation Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Company’s common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. Except for adjustments based on changes in the corporate structure or as otherwise provided in the Amended Plan, the terms of an option may not be amended to reduce the exercise price nor may options be canceled or exchanged for cash, other awards or options with an exercise price that is less than the exercise price of the original options.

Additionally, in the case of an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power all classes of stock of the Company, such incentive stock option shall be granted at a price that is not less than one hundred and ten percent (110%) of fair market value on the date of grant and such incentive stock option shall be exercisable for no more than five (5) years from the date of grant.

Stock Appreciation Rights. The Amended Plan permits the Compensation Committee to issue stock appreciation rights (“SARs”), either free-standing or in tandem with stock options. The Compensation Committee shall determine the number of SARs to be granted and other terms and conditions of the SARs. In no event, however, may the exercise of a SAR be less than 100% of the fair market value of the Company’s common stock on the date of grant, and the terms shall not exceed ten years. SARs may be settled in cash, stock, or a combination of both.

Restricted Stock and Restricted Stock Units. The Amended Plan permits the Compensation Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. Notwithstanding the foregoing, with respect to a share of restricted stock, dividends shall only be paid out to the extent that the share of restricted stock vests. The vesting period for restricted stock shall be determined by the Compensation Committee, which may accelerate the vesting of any such award. The Compensation Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, and unless otherwise determined by the Compensation Committee, will not receive dividends or dividend equivalents (which in an event shall only be paid out to the extent that the restricted stock units vest). The Compensation Committee may also grant unrestricted stock under this provision.
Performance Shares and Performance Stock Units. The Amended Plan permits the Compensation Committee to issue “performance shares” and “performance stock units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods, as set by the Compensation Committee. If the performance goals are not achieved, the awards are canceled or reduced. Performance shares are each equivalent in value to a share of our common stock (payable in cash and/or stock), while performance stock units are equal to a specific amount of cash.

Stock Payments and Other Stock-Based Awards. The Amended Plan also permits the Compensation Committee to grant awards of deferred stock, dividend equivalents, other stock-based awards, and performance bonus awards as provided in the Amended Plan.

Eligible for Participation. Persons eligible to participate in the Amended Plan include employees, consultants and all members of the Board of Directors, as determined by the Compensation Committee.

Available Shares. The Amended Plan authorizes the issuance of an aggregate number of shares of Stock equal to the sum of: (i) 1,100,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the 2014 Incentive Plan as of the Effective Date, plus (iii) the number of shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Incentive Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. In the event of a stock split, stock dividend, or other change in the corporate structure of the Company, as described in the Amended Plan, affecting the shares that may be issued under the Amended Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Amended Plan (including but not limited to individual grant limits). Upon termination of the Amended Plan, no further awards may be issued under the Amended Plan.

Other Information. The Amended Plan may be amended in whole or in part by the Board of Directors or the Compensation Committee with the approval of the Board of Directors and in certain circumstances with stockholder approval. Unless the Compensation Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the Amended Plan), if the employee is terminated other than for “cause” within one year of a Change in Control or leaves for “Good Reason,” options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Compensation Committee, the payout of performance stock units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Compensation Committee, which may not be modified after the Change in Control, and the Company will not have the right to reduce the awards for any other reason. “Good Reason” means in connection with a termination of employment by a participant within one year following a Change in Control, (a) a material adverse alteration in the participant’s position or in the nature or status of the participant’s responsibilities from those in effect immediately prior to the Change in Control, or (b) any material reduction in the participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the location where the participant was principally employed at the time of the Change in Control or materially increases the time of the participant’s commute as compared to the participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).

In addition, the Amended Plan provides that if the Company is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements of the securities laws, in certain cases the Compensation Committee may require the repayment of amounts paid under the Amended Plan in excess of what the employee would have received under the accounting restatement.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of equity-based awards that may be granted under the Amended Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Amended Plan or tax consequences based on particular circumstances. The exact federal income tax treatment of transactions under the Amended Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options. Incentive stock options under the Amended Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be treated for tax purposes as long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain (or any loss) upon the disqualifying disposition will be a capital gain (or loss), which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, and Deferred Stock. Non-qualified stock options, restricted stock awards, restricted stock units and deferred stock granted under the Amended Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant of a non-qualified stock option. Upon exercise of the option, the participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. If the stock received pursuant to the exercise is subject to further vesting requirements, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock.

There are no tax consequences to the participant or the Company by reason of the grant of restricted stock, restricted stock units or deferred stock awards. The participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price, if any, when such award vests. Under certain circumstances, the participant may be permitted to elect under Section 83(b) of the Code to be taxed on the grant date.

With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock (if any) plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments and Other Stock-Based Awards. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 409A of the Code. Most of the awards under the Amended Plan are exempt from Section 409A of the Code. To the extent that any award hereunder could be subject to Section 409A of the Code, it will be structured to comply with Section 409A of the Code.

Section 162(m) of the Code. The Tax Reform and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Board of Directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Amended Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m). The Amended Plan is not intended to affect the grandfathered status of awards previously granted under the 2014 Incentive Plan that were intended to qualify as “performance-based compensation” under Section 162(m).
New Plan Benefits
It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan because grants of awards under the Amended Plan are at the discretion of the Compensation Committee.

Equity Compensation Plan Information

See “Securities Authorized for Issuance Under Equity Compensation Plans” described in the “Executive Compensation” section of this Proxy Statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2018 INCENTIVE PLAN AMENDMENTS, AS REFLECTED IN THE AMENDED PLAN, TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2018 INCENTIVE PLAN (PROPOSAL 5).

PROPOSAL 6:
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
General
On [•], 2023, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time within 12 months following the date of stockholder approval of this Proposal 6, with the exact ratio to be set within this range by our Board of Directors at its sole discretion (the “Reverse Stock Split”). The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion.
Upon the effectiveness of the amendment to our Restated Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors.

If this Reverse Stock Split Proposal is approved by our stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and Reverse Stock Split at any time within 12 months following the date of such stockholder approval, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-10. Although this Reverse Stock Split Proposal gives the Board of Directors 12 months following stockholder approval to implement the Reverse Stock Split, if we implement the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement (as defined below) by the July 18, 2023 deadline, as described below under the heading “Reasons for the Reverse Stock Split,” we must complete the Reverse Split no later than ten business days prior to such deadline. We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the Reverse Stock Split will be based on a number of factors described below under the heading “Criteria to Be Used for Decision to Apply the Reverse Stock Split.”

The Reverse Stock Split, if approved by our stockholders, would become effective at the time and date set forth in a certificate of amendment to our Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. The form of the proposed certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

The exact timing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the amendment will not occur after 12 months following the date our stockholders approve the Reverse Stock Split Proposal. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the certificate of amendment with the Secretary of State effecting the Reverse Stock Split, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to:

•maintain the listing of our common stock on Nasdaq Global Market and avoid a delisting of our common stock from Nasdaq Global Market;

•broaden the pool of investors that may be interested in investing in the Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•make our common stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In approving the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, our Board of Directors determined that these potential negative factors were outweighed by the potential benefits of the Reverse Stock Split.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-10 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the reverse split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•minimum price per share requirements;

•the historical trading prices and trading volume of our common stock;

•the number of shares of our common stock outstanding;

•the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•business developments affecting us; and

•prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our Board of Directors authorized the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq Global Market, as explained below. Our common stock is publicly traded and listed on the Nasdaq Global Market under the symbol “STRR.” Our Board of Directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq Global Market, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

On January 19, 2023, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the prior thirty consecutive business days, the closing bid price for our common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rules, we have been given 180 calendar days, or until July 18, 2023, to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance by July 18, 2023, we may transfer from the Nasdaq Global Market to the Nasdaq Capital Market and may be eligible for an additional compliance period of 180 days. To qualify for the additional compliance period, we will have to: (i) submit a transfer application and related application fees; (ii) meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market (except for the bid price requirement); and (iii) provide written notice to Nasdaq of our intention to cure the deficiency during the additional 180-day compliance period by effecting a reverse stock split if necessary. If we do not qualify for an additional compliance period, or should we determine not to submit a transfer application or make the required representation, or if Nasdaq concludes that we will not be able to cure the deficiency, Nasdaq will provide written notice to us that our common stock will be subject to delisting.

If we implement a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, the Reverse Stock Split must be completed no later than ten business days prior to July 18, 2023. If we do not regain compliance with the Minimum Bid Price Requirement by July 18, 2023 and we are not eligible for an additional compliance period at that time, the staff will provide written notification to us that our common stock will be subject to delisting. At that time, we may appeal the staff’s decision to a Nasdaq Listing Qualifications Panel (the “Panel”). We would remain listed on the Nasdaq Global Market pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination by the staff to the Panel, that such an appeal would be successful.

If we are not able to regain compliance with the Minimum Bid Price Requirement or do not transfer to the Nasdaq Capital Market, our common stock could be traded on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it would become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our common stock to decline further. Additionally, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our common stock would likely decline. A delisting from the Nasdaq would also result in negative publicity and would negatively impact our ability to raise capital in the future.

In addition, our Board of Directors believes that an increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company. However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. In addition, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our Board of Directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on the Nasdaq Global Market, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. There can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive business days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

The Reverse Stock Split may result in or contribute towards an ownership change under Section 382 of the Code. If the Company were to undergo an ownership change under Section 382 of the Code, the Company’s ability to use its net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change would be significantly limited. In general, an “ownership change” under Section 382 of the Code occurs with respect to the Company if, over a rolling three-year period, the Company’s “5-percent shareholders” increase their aggregate stock ownership by more than 50 percentage points over their lowest stock ownership during the rolling three-year period. Although we do not expect the Reverse Stock Split to result in an ownership change with respect to the Company, because we do not know the number of Company shareholders that may become “5-percent shareholders” as a result of the Reverse Stock Split, it is uncertain at this time whether the Reverse Stock Split will result in an ownership change or the extent to which the Reverse Stock Split may contribute towards an ownership change over the rolling three year period following the Reverse Stock Split.

Effect of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our equity plans, as described further below under the heading “Effects of the Reverse Stock Split on Outstanding Equity Awards.”

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except for minor adjustment due to the additional net share fraction that will be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

Assuming Reverse Stock Split ratios of 1-for-5 and 1-for-10, which reflect the low end and high end of the range that our stockholders are being asked to approve, the following table sets forth (a) the number of shares of our common stock that would be issued and outstanding, (b) the number of shares of our common stock that would be reserved to be issued upon exercise of outstanding options, warrants and rights, (c) the number of shares of our common stock that would be reserved for future issuance under our equity compensation plans (excluding shares reflected in the preceding clause (b)) and (d) the number of shares of common stock authorized under the Company’s Restated Certificate of Incorporation, each giving effect to the Reverse Stock Split and based on securities outstanding, reserved, or authorized (as applicable) as of April 21, 2023.

		Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5*	Reverse Stock Split Ratio of 1-for-10*
(a)	Number of Shares of common stock issued and outstanding.	15,133,219	3,026,644	1,513,322
(b)	Number of securities reserved to be issued upon exercise of outstanding options, warrants and rights.	[•]	[•]	[•]
(c)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in row (b)).	[•]	[•]	[•]
* Does not include adjustments for fractional shares.

If our Board of Directors does not implement the Reverse Stock Split within 12 months following the date of stockholder approval of this Proposal 6, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

Maintenance of Ownership Percentage. If the Reverse Stock Split is approved and effected, each stockholder will own a reduced number of shares of common stock. This would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the Reverse Stock Split.

Voting Rights. Proportionate voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding shares of common stock after the Reverse Stock Split, regardless of the exchange ratio chosen by the Board of Directors.

Effects of the Reverse Stock Split on Outstanding Equity Awards. If the Reverse Stock Split is effected, the terms of equity awards under the Company’s incentive plans, including the per share exercise price of options and the number of shares issuable under outstanding awards, will be converted on the Effective Date of the Reverse Stock Split in proportion to the reverse split ratio of the Reverse Stock Split (subject to adjustment for fractional interests). The Compensation Committee must approve such adjustments, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive on all participants of the Company’s incentive plans. In addition, the total number of shares of common stock that may be the subject of future grants under the Company’s incentive plans will be adjusted and proportionately decreased as a result of the Reverse Stock Split. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of remaining shares of common stock authorized for issuance under the Company’s incentive plans after the Reverse Stock Split would be approximately 46,304. Additionally, a pre-Reverse Stock Split of unvested restricted stock unit representing the right to receive 20,000 shares of common stock upon vesting would be converted into a post-Reverse Stock Split restricted stock unit representing the right to receive 2,000 shares of common stock upon vesting. As of the Record Date, the Company had 463,037 remaining shares of common stock authorized for future issuance under the Company’s equity incentive plans.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, and if our Board of Directors still believes that a Reverse Stock Split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the Reverse Stock Split to be implemented and we will publicly announce the ratio selected by our Board of Directors and file the certificate of amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware. The form of the proposed certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix B to this proxy statement. Any amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

The combination of, and reduction in, the number of shares of our outstanding common stock as a result of the Reverse Stock Split will occur automatically and without any action on the part of our stockholders at the date and time set forth in the amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split following filing with the Secretary of State of the State of Delaware (the “Effective Time”). As soon as practicable after the Effective Time, our transfer agent, American Stock Transfer & Trust Company, LLC, acting as our “exchange agent” for purposes of implementing the exchange of stock certificates, will mail each stockholder of record a transmittal form accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the Reverse Stock Split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) and submitted with the properly completed and executed transmittal form to the exchange agent. If your shares are held in street name at a brokerage firm or financial institution, we intend to treat you in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the exchange of shares required by the combination resulting from the Reverse Stock Split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing substitution of certificates, or book entries, representing the former number shares of common stock for certificates, or book entries, representing the reduced number of shares resulting from the combination. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any stockholder whose stock certificate has been lost, destroyed or stolen will be entitled to a new stock certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed stock certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old stock certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws and (iii) the surrendered stock certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Restated Certificate of Incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio selected by our Board of Directors. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements. The common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio selected by our Board of Directors.

Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a) (1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to U.S. Holders. Subject to the discussion below regarding the receipt of a fractional share, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (increased by the amount of gain or income recognized, if any, attributable to the rounding up of a fractional share, as discussed below). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor (except with respect to any fractional share of our common stock received, as discussed below). U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period from shares of common stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Each fractional share issued pursuant to the Reverse Stock Split that is attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for U.S. federal income tax purposes as a disproportionate distribution. If so treated, a U.S. Holder that receives a fractional share of our common stock attributable to the rounding up of a fractional share to the nearest whole number of shares should recognize dividend income in an amount equal to the fair market value of such fractional share to the extent of the Company’s current or accumulated earnings and profits, and to the extent that any portion of the distribution exceeds such current or accumulated earnings and profits, such portion will be treated as a return of tax basis and thereafter as gain from the sale or exchange of property. A U.S. Holder’s holding period in any such fractional share commences on the effective date of the Reverse Stock Split.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

RELATED PERSON TRANSACTIONS AND DELINQUENT SECTION 16(A) REPORTS
Certain Relationships and Related Transactions

The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the SEC. Pursuant to the Audit Committee charter, the Audit Committee reviews these related person transactions on an ongoing basis and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee.

Eberwein Guarantees

SNB

On March 29, 2019, in connection with the entry by the Company and certain of its subsidiaries, as borrowers (collectively, the “SNB Borrowers”) into a Loan and Security Agreement with Sterling National Bank (“Sterling” or “SNB”) (the “SNB Loan Agreement”), Mr. Eberwein, the Executive Chairman, entered into a Limited Guaranty Agreement (the “SNB Eberwein Guaranty”) with SNB pursuant to which he guaranteed to SNB the prompt performance of all the SNB Borrowers’ obligations to SNB under the SNB Loan Agreement, including the full payment of all indebtedness owed by the SNB Borrowers to SNB. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty are limited in the aggregate to the amount of (a) $1.5 million, plus (b) reasonable costs and expenses of SNB incurred in connection with the SNB Eberwein Guaranty. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty terminate upon the Company and SNB Borrowers achieving certain milestones set forth in the SNB Loan Agreement.

Gerber

On January 31, 2020, EdgeBuilder and Glenbrook (the “EBGL Borrowers”), each a subsidiary of the Company, and the Company, 947 Waterford Road, LLC, 300 Park Street, LLC, 56 Mechanic Falls Road LLC, ATRM Holdings, Inc. (“ATRM”), and KBS Builders, Inc. (“KBS”), entered into a Loan and Security Agreement (the “EBGL Loan Agreement”) with Gerber Finance Inc. (“Gerber”) providing the EBGL Borrowers with a credit facility with borrowing availability of up to $3 million (the “EBGL Loan”). On March 5, 2020, the EBGL Borrowers entered into a First Amendment to Loan and Security Agreement (the “First EBGL Amendment”) with Gerber that amended the EBGL Loan Agreement. On March 5, 2020, contemporaneously with the execution and delivery of the First EBGL Amendment, Mr. Eberwein executed and delivered a guaranty (the “EBGL Eberwein Guaranty”) to Gerber pursuant to which he guaranteed the performance of all the EBGL Borrowers’ obligations to Gerber under the EBGL Loan Agreement, including the full payment of all indebtedness owing by the EBGL Borrowers to Gerber in connection with the EBGL Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the EBGL Eberwein Guaranty were limited in the aggregate to the amount of (a) $0.5 million, plus (b) costs of Gerber incidental to the enforcement of the EBGL Eberwein Guaranty or any guaranteed obligations. On February 26, 2021, the Third EBGL Amendment discharged the EBGL Eberwein Guaranty and removed Mr. Eberwein as an ancillary guarantor from the EBGL Loan Agreement.

Premier

On June 30, 2017, EdgeBuilder and Glenbrook Building Supply, Inc. (together, “EBGL”) entered into a Revolving Credit Loan Agreement (as amended, the “Premier Loan Agreement”) with Premier Bank (“Premier”) providing EBGL with a working capital line of credit of up to $3 million. As a condition to the Premier Loan Agreement, Mr. Eberwein entered into a guaranty in favor of Premier, absolutely and unconditionally guaranteeing all of the borrowers’ obligations thereunder. As of May 26, 2021, all obligation under the Premier Loan Agreement have been repaid in full and no amount remains outstanding and Premier discharged Mr. Eberwein’s guaranty.

Star Equity Holdings, Inc.

Jeffrey E. Eberwein, the Executive Chairman, was also the Chief Executive Officer of LSVM prior to its dissolution. LSVM was the investment manager of Lone Star Value Investors (“LSVI”), now dissolved, and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”). Mr. Eberwein was also the sole manager of Lone Star Value Investors GP, LLC (“LSV GP”), the general partner of LSVI and LSV Co-Invest I, and the sole owner of LSV Co-Invest I, and over 25% owner of LSVI. LSVM was a wholly-owned subsidiary of Star Equity and was dissolved as of December 31, 2021.
As of December 31, 2021, Mr. Eberwein owned approximately 14.6% of the outstanding Star Equity common stock and 1,289,978 shares of preferred stock.
Private Placement
On December 10, 2021, the Company entered into a securities purchase agreement with its Executive Chairman, Jeffery E. Eberwein, relating to the issuance and sale of 650,000 shares of our common stock at a purchase price of $3.25 per share pursuant to a private placement.
Put Option Agreement
In addition, prior to the effective time of the ATRM Acquisition, the Company entered into a put option purchase agreement with Mr. Eberwein, pursuant to which the Company has the right to require Mr. Eberwein to acquire up to 100,000 shares of Company preferred stock at a price of $10.00 per share for aggregate proceeds of up to $1.0 million at any time, in the Company’s discretion, during the 12 months following the effective time of the ATRM Acquisition (the “Issuance Option”). In March 2020, Mr. Eberwein extended the Issuance Option through June 30, 2021. As of December 31, 2021, these put options expired un-exercised.
ATRM Notes Payable
ATRM had the following related party promissory notes (the “ATRM Notes”) outstanding as of December 31, 2020, which were repaid in full during April 2021 using proceeds from the sale of DMS Health Technologies, Inc.:
(i) Unsecured promissory note (principal amount of $0.7 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on January 12, 2020, subsequently extended to June 30, 2022.
(ii) Unsecured promissory note (principal amount of $1.2 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on June 1, 2020 , subsequently extended to June 30, 2022.
(iii) Unsecured promissory note (principal amount of $0.4 million payable to LSVM), with interest payable annually at a rate of 10.0% per annum (LSVM may elect to receive any interest payment entirely in-kind at a rate of 12.0% per annum), with any unpaid principal and interest previously due on November 30, 2020, subsequently extended to June 30, 2022.

Delinquent Section 16(a) Reports.
Section 16(a) of the Exchange Act requires Star Equity’s directors, executive officers and holders of more than 10% of its common stock to file with the SEC reports (typically, Forms 3, 4, and/or 5) regarding their ownership and changes in ownership of Star Equity’s securities. Based solely on a review of Forms 3, 4, and 5 and amendments thereto filed with the SEC, we believe that during the fiscal year ended December 31, 2022, Star Equity’s directors, officers and 10% stockholders have complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS
Stockholder proposals intended for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) (pursuant to Rule 14a-8 promulgated under the Exchange Act) must be directed to the Corporate Secretary, Star Equity Holdings, Inc. 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870 and must be received by [•]. Stockholder proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In order for proposals of stockholders made outside of Rule 14a-8 promulgated under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) promulgated under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by [•], and must also be submitted in accordance with the requirements of our bylaws. Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2024 Annual Meeting, if we do not receive notice of a stockholder proposal on or before [•], we will be permitted to use our discretionary voting authority as outlined above.

In addition to the notice and information requirements contained in our bylaws, to comply with the universal proxy rules (when effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [•] (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
ANNUAL REPORT
We are concurrently sending all of our stockholders of record as of the Record Date, a copy of our 2022 Annual Report. The 2022 Annual Report contains Star Equity’s certified consolidated financial statements for the year ended December 31, 2022, including that of Star Equity’s subsidiaries.
A copy of our 2022 Annual Report will also be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of Star Equity at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to Investor Relations, Star Equity Holdings, Inc. 53 Forest Ave., Suite 101, Old Greenwich, Connecticut 06870.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Star Equity stockholders may be “householding” our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
GENERAL
Cost of Solicitation
We have retained InvestorCom LLC to assist us in the solicitation of proxies for a fee of up to $8,500 plus out-of-pocket expenses. Our expenses related to the solicitation of proxies from stockholders this year are not anticipated to be significant, with the total cost expected to be approximately $30,000. These solicitation costs are expected to include primarily the fee payable to our proxy solicitor. To date, we have incurred approximately $15,000 of these solicitation costs.

Other Matters
The Board of Directors is not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the best judgment of the designated proxy holders (who are identified on the enclosed proxy card).
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD PROMPTLY. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,

Jeffrey E. Eberwein
Executive Chairman of the Board of Directors
Dated: [•], 2023

2023 ANNUAL MEETING OF STOCKHOLDERS OF

STAR EQUITY HOLDINGS, INC.
53 Forest Ave., Suite 101
Old Greenwich, Connecticut 06870
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard K. Coleman, Jr., David J. Noble and Jeffrey E. Eberwein, and each of them, the proxies of the undersigned, with full power of substitution, to attend the 2023 Annual Meeting of Stockholders of Star Equity Holdings, Inc. (the “Company”) to be held on June 21, 2023 at 11:00 a.m. Eastern Daylight Time at the Company’s offices at 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870, and at any adjournments or postponements thereof, and there to vote and act upon the matters set forth on the reverse side, with all the powers the undersigned would possess if personally present.
The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement and a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2022 (the “2022 Annual Report”).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1, “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 5 AND 6, AND FOR THE “1 YEAR” OPTION IN PROPOSAL 4. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1, “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 5 AND 6, AND FOR THE “1 YEAR” OPTION IN PROPOSAL 4, AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)

¢	¢

2023 ANNUAL MEETING OF STOCKHOLDERS OF

STAR EQUITY HOLDINGS, INC.
June 21, 2023

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at http://www.icommaterials.com/STRR

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY’S NOMINEES IN PROPOSAL 1, “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 5, AND 6, AND FOR THE “1 YEAR” OPTION IN PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Directors:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES:					FOR	AGAINST	ABSTAIN
	O Jeffrey E. Eberwein O Michael A. Cunnion O John W. Sayward O Mitchell I. Quain O John W. Gildea O Richard K. Coleman, Jr.		2.	The ratification of the appointment of Wolf and Company, P.C. as the independent auditors for the fiscal year ending December 31, 2023.		☐	☐	☐
			3	The advisory (non-binding) approval of the compensation of the Company’s named executive officers.		☐	☐	☐

			4.	The advisory (non-binding) vote on the frequency of future stockholder votes on executive officer compensation.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
			5.	Approval of amendments to the Star Equity Holdings, Inc. 2018 Incentive Plan to increase the number of shares issuable under the plan.		☐	☐	☐
			6.	Approval of the Reverse Stock Split Proposal.		☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2022 Annual Report.

INSTRUCTIONS : To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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APPENDIX A
FORM OF 2018 INCENTIVE PLAN, AS AMENDED

STAR EQUITY HOLDINGS, INC.
2018 Incentive Plan
As Amended [•], 2023
Article 1
Establishment and Purpose

1.1Establishment of the Plan. Star Equity Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.
1.2Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareowners, and by providing Participants with an incentive for outstanding performance.
1.3Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. The Company’s 2014 Equity Incentive Plan (the “Prior Plan”) shall be frozen on the date on which this Plan is approved by the Company’s stockholders and no new awards shall be issued under the Prior Plan. With respect to outstanding awards under the Prior Plan, the Prior Plan shall remain in place and any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and applicable Award Agreements (as defined below) (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Award (as defined below)) and shall remain in effect pursuant to their terms.
1.4Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
Article 2
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.
(b)“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(c)“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Stock Units, Performance Shares, Deferred Stock Awards or Other Stock-Based Awards, Dividend Equivalents Awards and Performance Bonus Awards, in each case subject to the terms of the Plan.
(d)“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.
(e)“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.
(f)“Board” or “Board of Directors” means the Company’s Board of Directors.

(g)“Cause” means willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.
(h)“Change in Control” shall be deemed to have occurred if:
(i)any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareowners was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii)the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iv)the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.
(j)“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan pursuant to Article 3. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director and (b) an “independent director” under the listing requirements of the NASDAQ Stock Market, or any similar rule or listing requirement that may be applicable to the Company from time to time. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
(k)“Company” has the meaning set forth in Section 1.1.
(l)“Consultant” means any consultant or adviser who renders bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
(m)“Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.
(n)“Director” means a member of the Board of the Company, its Affiliates and/or Subsidiaries. “Independent Director” means a member of the Board who is not an Employee of the Company.
(o)“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan; provided, however, that to entitle a Participant to an extended exercise period for an Incentive Stock Option, the Participant must be described in Section 22(m)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(p)“Dividend Equivalent” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
(q)“Effective Date” has the meaning set forth in Section 1.3.
(r)“Employee” means any person, including an officer or Director, employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.
(t)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(u)“Fair Market Value” or “FMV” means, as of any date, the value of Stock determined as follows:
(i)If the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)In the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Section 422 of the Code for Incentive Stock Options), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Shares (by a qualified valuation expert) or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value and relevant.
(v)“Good Reason” means, unless the applicable Award Agreement states otherwise, (i) if an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “good reason,” the definition contained therein, or (ii) if no such agreement exists or if such agreement does not define “good reason,” in connection with a Termination of Employment by a Participant within one (1) year following a Change in Control, (1) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (2) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (3) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).
    In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Company or the Employer with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within one (1) year following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.
(w)“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(x)“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.
(y)“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
(z)“Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa)“Option” means the right to purchase Stock granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.
(ab)“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Section 9.6.
(ac)“Participant” means an eligible person as set forth in Section 5.1 to whom an Award is granted under the Plan.
(ad)“Performance Goal” means any goals established by the Committee pursuant to an Award.
(ae)“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Stock Units and Performance Shares.
(af)“Performance Stock Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.
(ag)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ah)“Plan” means this 2018 Incentive Plan, as it may be amended from time to time.
(ai)“Prior Plan” means the Company’s 2014 Equity Incentive Award Plan, as such plan may be amended from time to time.
(aj)“Restricted Stock” means Stock awarded to a Participant pursuant to Article 7 as to which the Restriction Period has not lapsed.
(ak)“Restricted Stock Unit” means an Award granted pursuant to Section 7.10 as to which the Restriction Period has not lapsed.
(al)“Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.
(am)“Securities Act” means the Securities Act of 1933, as amended.
(an)“Shares” or “Stock” means the shares of common stock of the Company.
(ao)“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8.5 to receive an amount payable in cash or Shares equal to the excess of (i) the Fair Market Value of a specified number of Shares on the date the SAR is exercised over (ii) the Fair Market Value of such Shares on the date the SAR was granted as set forth in the applicable Award Agreement.

(ap)“Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.
(aq)“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.
(ar)“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
(as)“Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.
Article 3

Administration
3.1The Committee. The Plan shall be administered by the Committee. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.
3.2Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which shares of Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.
No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.
3.3Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Company’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
3.5Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 4
Shares Subject to the Plan

4.1Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 1,100,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plan as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The share replenishment provision of the immediately preceding clause (iii) shall be effective regardless of whether the Prior Plan has terminated or remains in effect. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 300,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.
4.2Share Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:
(a)If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.
(b)Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.
(c)If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or an Option is settled without the payment of the exercise price, or the payment of taxes with respect to any Award is settled by a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or other Awards that have vested.
4.3Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding

Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.
4.4Limitation on Number of Shares Granted to Independent Directors. Notwithstanding any provision in the Plan to the contrary, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to an Independent Director during any calendar year shall not exceed five hundred thousand dollars ($500,000).
Article 5
Eligibility and Participation

5.1Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, Non-Employee Directors, and all Consultants and advisors to the Company, its Affiliates and/or Subsidiaries, as determined by the Committee.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.
5.3Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan.
Article 6
Options

6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, however, that (i) no Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date, and (ii) Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. In addition, the Committee may, from time to time, provide for the payment of Dividend Equivalents on Options, prospectively and/or retroactively, on such terms and conditions as the Committee may require. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee, subject to the limitations set forth in Article 4.
6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
6.3Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Owner, such Incentive Stock Option shall be granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant.
6.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten

Percent Owner. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant or on or after the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner, except as otherwise provided herein.
In the case of an Incentive Stock Option, such Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The expiration date of the Incentive Stock Option.
(b)One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(c)Three (3) months after the date of the Participant’s Termination of Employment without Cause other than Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2).
6.5Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board, or his successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.
6.6Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant. Exercises of Options may be effected only on days and during the hours NASDAQ is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.
An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.
Additionally, the Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such shares of Stock to the Participant.
6.7ISO Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
6.8Payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company.
The Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:
(a)cash or certified or bank check;
(b)delivery of Shares owned by the Participant duly endorsed for transfer to the Company, with a Fair Market Value of such Shares delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired;

(c)if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stock broker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company;
(d)at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option may be “stock settled,” which shall mean upon exercise of an Option, the Company may fully satisfy its obligation under the Option by delivering that number of shares of Stock found by taking the difference between (i) the Fair Market Value of the Stock on the exercise date, multiplied by the number of Options being exercised and (ii) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock on the exercise date; or
(e)any combination of the foregoing methods.
Restricted Stock may not be used to pay the Exercise Price.
Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “Executive Officer” of the Company shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(h) of the Exchange Act.
6.9Termination of Employment. Unless otherwise provided by the Committee, the following limitations on the exercise of Options shall apply upon Termination of Employment:
(a)Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.
(b)Termination for Cause. In the event of the Participant’s Termination of Employment by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.
(c)Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:
(i)All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and
(ii)In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.
(iii)Except as provided in Section 6.9(a) and Section 11.2, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).
(d)Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.
6.10Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:
(a)During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by Article 9, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with Article 9; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution; and (iii) pursuant to a domestic relations order.
Article 7
Restricted Stock

7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Shares of Restricted Stock may be granted to Participants in such amounts and upon such terms and conditions as the Committee shall determine in its sole discretion. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals.
7.2Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Stock are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the stock certificates or book-entry registrations evidencing Shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
7.3Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.
7.4Restrictions. The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals, as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under Applicable Law. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.
7.5Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.
7.6Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in an Award Agreement, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. In addition, with respect to a Share of Restricted Stock, dividends shall only be paid out to the extent that the Share of Restricted Stock vests. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
7.7Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.8Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, subject to Section 11.2, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment shall immediately be forfeited and returned to the Company.
7.9Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
7.10Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and paid out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the Award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive dividends or Dividend Equivalents (which in any event shall only be paid out to the extent that the Restricted Stock Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.
Article 8
Other Types of Awards
8.1Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code. Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised. Notwithstanding the foregoing, Dividend Equivalents granted by the Committee hereunder shall only be paid out to the extent that the Award vests.
8.4Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.5Stock Appreciation Rights. Any Participant selected by the Committee may be granted one or more SARs. SARs may be granted alone or in tandem with Options. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be. The exercise price per share of Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant. SARs may be settled in the form of cash, shares of Stock or a combination of cash and shares of Stock, as determined by the Committee. Except as the Committee may deem inappropriate or inapplicable in the circumstances, SARs shall be subject to terms and conditions substantially similar to those applicable to a Non-Qualified Options.
8.6Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.
8.7Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.
8.8Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Appreciation Right, Other Stock-Based Award and Performance Bonus Award shall be set by the Committee in its discretion.
8.9Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by Applicable Law.
8.10Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Awards under this Article 8 shall be forfeited by the Participant to the Company.
8.11Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.
8.13Nontransferability. Unless otherwise provided by the Committee, all Awards under this Article 8 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Article 9 or pursuant to a domestic relations order.
Article 9
Beneficiary Designation

Notwithstanding Sections 6.10, 7.3, 7.10 and 8.14, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

Article 10
Employee Matters

10.1Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the Bylaws of the Company.
10.2Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
10.3Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
10.4Reimbursement of Company for Unearned or Ill-gotten Gains. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant who personally engaged in one of more acts of fraud or misconduct that have caused or partially caused the need for such restatement or any current or former chief executive officer, chief financial officer, or executive officer, regardless of their conduct, to reimburse the Company in a manner consistent with Section 409A of the Code, if the Award constitutes “Non-Qualified Deferred Compensation,” for all or any portion of any Awards granted or settled under this Plan (with each such case being a “Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, in excess of the amount the Participant would have received under the accounting restatement.
Article 11
Change in Control

11.1Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 11.1. In the event of a Change in Control after the date of the adoption of the Plan, then:
(a)to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;
(b)all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change in Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee; and

(c)Each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.
11.2Termination of Employment Upon Change in Control. Unless the Committee provides otherwise, upon a Participant’s Termination of Employment (i) by the Company or its successor or surviving corporation without Cause, or (ii) by the Participant for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or within one (1) year following a Change in Control, subject to the Participant’s execution of a waiver and release of claims in a form and manner satisfactory to the Company, all outstanding Awards shall immediately become fully vested and exercisable; provided that Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within one (1) year following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.
Article 12
Amendment, Modification, and Termination

12.1Amendment, Modification, and Termination of Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without stockholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 4.3) or the number of shares available for issuance as ISOs, or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type of stock.
12.2Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A and Section 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share Exercise Price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Section 4.3, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share Exercise Price.
12.3Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.
12.4Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 12.1, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
12.5Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.
12.6Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of

Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.
Article 13
Withholding

13.1Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).
13.2Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.
Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.
Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.8(c), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.
If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.
Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.
The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.
Article 14
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 15
General Provisions

15.1Minimum Vesting. Each Award shall have a minimum vesting period of one (1) year; provided that the Committee may determine in its sole discretion up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.

15.2No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
15.3Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
15.4Notification of Disposition. Each person exercising any Incentive Stock Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
15.5Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
15.6Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.7Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
15.8Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.8, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
15.9Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 15.1 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.
15.10Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.
15.11Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
Article 16
Legal Construction

16.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.4Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.
16.5Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.
Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the General Counsel of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.
Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.
It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.
16.6Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.
16.7Venue. The Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
16.8409A Compliance. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.
Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
16.9No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

APPENDIX B
PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT
THE REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

STAR EQUITY HOLDINGS, INC.

Star Equity Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.
SECOND: This Amendment to the Restated Certificate of Incorporation amends and restates Section “(A) CLASSES OF STOCK.” of ARTICLE IV to the Restated Certificate of Incorporation to read in its entirety as follows:
“(A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock, denominated “Common Stock” and “Preferred Stock.” The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Fifty Million (50,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.
Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [YY][1] shares of the Corporation’s Common Stock issued and outstanding or held by the Corporation in treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Reverse Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of post-Reverse Split Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.”
THIRD: The foregoing amendment shall be effective as of ____ p.m. Eastern Time on _____, 20___.
FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.
FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this ____ day of ____, 20__.

STAR EQUITY HOLDINGS, INC.

By:
	Name:	Richard K. Coleman, Jr.
	Title:	Chief Executive Officer

B-2